CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered(1)		Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
5.00% Mandatory Convertible Preferred Stock, Series B	1,717,500 shares	(1)	$1,000.00	$1,717,500,000.00	$222,931.50
Common Stock, par value $0.01 per share		(2)	—	—	—	(3)

(1)
Includes 167,500 shares of 5.00% Mandatory Convertible Preferred Stock, Series B (the “Series B Mandatory Convertible Preferred Stock”), issuable upon exercise of the underwriters’ option to purchase additional shares of Series B Mandatory Convertible Preferred Stock from the registrant solely to cover over-allotments, if any.

(2)
Includes (i) 10,536,690 shares of common stock issuable upon conversion of 1,717,500 shares of Series B Mandatory Convertible Preferred Stock at the initial maximum conversion rate of 6.1349 shares of common stock per share of Series B Mandatory Convertible Preferred Stock; and (ii) up to 4,402,811 shares of common stock issuable upon conversion of 1,717,500 shares of Series B Mandatory Convertible Preferred Stock on the mandatory conversion date or an early conversion date or upon a conversion during a fundamental change conversion period on account of unpaid dividends, based on the initial floor price of $57.05 per share of common stock, as described in the accompanying prospectus supplement. Under Rule 416, the number of shares of common stock whose offer and sale are registered hereby includes an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends, or similar transactions.

(3)
Under Rule 457(i), there is no additional filing fee payable with respect to the shares of common stock issuable upon conversion of the Series B Mandatory Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224149
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 9, 2019)
DANAHER CORPORATION
1,550,000 Shares of
5.00% Mandatory Convertible Preferred Stock, Series B

We are offering 1,550,000 shares of our 5.00% Mandatory Convertible Preferred Stock, Series B, without par value (the “Series B Mandatory Convertible Preferred Stock”).
Dividends on the Series B Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors at an annual rate of 5.00% on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.01 per share, or by delivery, at our election, of any combination of cash and shares of our common stock on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2020, and to, and including, April 15, 2023.
Unless earlier converted, each share of the Series B Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the settlement period into between 5.0081 and 6.1349 shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Series B Mandatory Convertible Preferred Stock will be determined based on the Average VWAP (as defined herein) per share of our common stock over the 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding April 15, 2023, which we refer to as the “Settlement Period.” At any time prior to April 15, 2023, holders may elect to convert each share of the Series B Mandatory Convertible Preferred Stock into shares of our common stock at the minimum conversion rate of 5.0081 shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments; provided, however, that if holders elect to convert any shares of the Series B Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a Fundamental Change (as defined herein), such shares of the Series B Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the Fundamental Change Conversion Rate (as defined herein), and the holders will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount (each as defined herein).
Concurrently with this offering, we are also making a public offering (the “Concurrent Offering”) of 9,509,203 shares of our common stock, par value $0.01 per share. The Concurrent Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. In that offering, we have granted the underwriters of that offering an option to purchase up to an additional 1,426,379 shares of our common stock. The completion of this offering is not contingent on the completion of the Concurrent Offering, and the completion of the Concurrent Offering is not contingent on the completion of this offering.
Prior to this offering, there has been no public market for the Series B Mandatory Convertible Preferred Stock. We intend to apply to have the Series B Mandatory Convertible Preferred Stock listed on The New York Stock Exchange under the symbol “DHR PR B.” Our common stock is listed on The New York Stock Exchange under the symbol “DHR.” On May 7, 2020, the last reported sale price of our common stock on The New York Stock Exchange was $163.48 per share.
One or more individuals and entities affiliated with Steven Rales, the Chairman of our Board, or Mitchell Rales, one of our directors and Chairman of our Executive Committee (collectively, the “Affiliated Entities”), have agreed to purchase 93,300 shares of Series B Mandatory Convertible Preferred Stock (representing an aggregate liquidation preference of $93.3 million) in this offering at the public offering price for investment purposes. See “Underwriting.”

Investing in the Series B Mandatory Convertible Preferred Stock involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-18 of this prospectus supplement, as well as documents we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein for more information.

	Per Share	Total (1)
Public Offering Price	$1,000.00	$1,550,000,000.00
Underwriting Discount(1)	$30.00	$43,701,000.00
Proceeds to Danaher Corporation (before expenses)	$970.00	$1,506,299,000.00
__________________

(1)	The underwriters will not receive any underwriting discounts or commissions on any shares of Series B Mandatory Convertible Preferred Stock sold to the Affiliated Entities. See “Underwriting.”
We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase up to an additional 167,500 shares of our Series B Mandatory Convertible Preferred Stock from us solely to cover over-allotments, if any, at the public offering price per share shown above, less the underwriting discount as described under “Underwriting,” exercisable for 30 days after the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Series B Mandatory Convertible Preferred Stock to purchasers on or about May 12, 2020.
Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Citigroup	Evercore ISI
Credit Suisse
Co-Managers

COMMERZBANK	Mizuho Securities	MUFG	Raymond James	RBC Capital Markets
Scotiabank	SMBC	TD Securities	US Bancorp	Wells Fargo Securities
The date of this prospectus supplement is May 7, 2020

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of the Series B Mandatory Convertible Preferred Stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of that document.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Series B Mandatory Convertible Preferred Stock and other matters relating to us and our financial condition. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Series B Mandatory Convertible Preferred Stock we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement or any related free writing prospectus differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement or the related free writing prospectus, whichever is dated later.
Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the Company,” and “Danaher” refer to Danaher Corporation and its consolidated subsidiaries. Unless otherwise indicated, all financial data in this prospectus supplement refer to continuing operations only. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Series B Mandatory Convertible Preferred Stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, any related free writing prospectus and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, any related free writing prospectus and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
We and the underwriters have not authorized any person to provide you with information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell the Series B Mandatory Convertible Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the Securities and Exchange Commission (the “SEC”) and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should not consider any information in this prospectus supplement, any related free writing prospectus or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Series B Mandatory Convertible Preferred Stock. We are not making any representation to you regarding the legality of an investment in the Series B Mandatory Convertible Preferred Stock by you under applicable investment or similar laws.
You should read and consider all information contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the accompanying prospectus that we provide or make available to you before making your investment decision.
If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the underwriters or such affiliate on behalf of the issuer in such jurisdiction.

FORWARD-LOOKING STATEMENTS
Certain statements included or incorporated by reference in this prospectus supplement, any related free writing prospectus or the accompanying base prospectus are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof (including the integration of the Cytiva Acquisition (as defined below)), divestitures, spin-offs, split-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing and conditionality thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; the potential or anticipated direct or indirect impact of COVID-19 on our business, results of operations and/or financial condition; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.
Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Important factors that in some cases have affected us in the past and that in the future could cause actual results to differ materially from those envisaged in the forward-looking statements include the following:

•	The COVID-19 pandemic has adversely impacted, and poses risks to, our business, results of operations and financial condition, the nature and extent of which are highly uncertain and unpredictable.

•
Our acquisition of the Biopharma business of General Electric Company’s Life Sciences division (“GE BioPharma”), now known as Cytiva, (the “Cytiva Acquisition”) could negatively impact our business, results of operations and financial condition.

•
Our outstanding debt has increased significantly as a result of the Cytiva Acquisition, and we may incur additional debt in the future. Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our liquidity and financial statements.

•	Conditions in the global economy, the particular markets we serve and the financial markets may adversely affect our business and financial statements.

•
Significant developments or uncertainties stemming from the U.S. administration, including changes in U.S. trade policies, tariffs and the reaction of other countries thereto, particularly China, can have an adverse effect on our business.

•	Our growth could suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.

•
We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce prices for our products and services.

•	Our growth depends in part on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation.

•	Our reputation, ability to do business and financial statements can be impaired by improper conduct by any of our employees, agents or business partners.

•
Certain of our businesses are subject to extensive regulation by the U.S. Food and Drug Administration and by comparable agencies of other countries, as well as laws regulating fraud and abuse in the health care industry and the privacy and security of health information. Failure to comply with those regulations could adversely affect our reputation, ability to do business and financial statements.

•
Our products are subject to clinical trials, the results of which may be unexpected, or perceived as unfavorable by the market, and could have a material adverse effect on our business, financial condition or results of operations.

•	Off-label marketing of our products could result in substantial penalties.

•	Certain modifications to our products may require new 510(k) clearances or other marketing authorizations and may require us to recall or cease marketing our products.

•
The health care industry and related industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce costs, which could adversely affect our financial statements.

•
Any inability to consummate acquisitions at our historical rate and at appropriate prices, and to make appropriate investments that support our long-term strategy, could negatively impact our growth rate and stock price.

•	Our acquisition of businesses, investments, joint ventures and other strategic relationships could negatively impact our financial statements.

•	The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and as a result we may face unexpected liabilities.

•
Divestitures or other dispositions could negatively impact our business, and contingent liabilities from businesses that we or our predecessors have disposed could adversely affect our financial statements.

•
We could incur significant liability if any of the 2015 separation and split-off of our communications business, the 2016 separation and spin-off of Fortive Corporation (“Fortive”) or the 2019 separation, initial public offering (“IPO”) and split-off of Envista Holdings Corporation (“Envista”) is determined to be a taxable transaction.

•
Potential indemnification liabilities pursuant to the 2015 separation and split-off of our communications business, the 2016 separation and spin-off of Fortive or the 2019 separation, IPO and split-off of Envista could materially and adversely affect our business and financial statements.

•
A significant disruption in, or breach in security of, our information technology systems or data or violation of data privacy laws could adversely affect our business, reputation and financial statements.

•
Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business, reputation and financial statements.

•	Our businesses are subject to extensive regulation; failure to comply with those regulations could adversely affect our financial statements and our business, including our reputation.

•	Our restructuring actions can have long-term adverse effects on our business.

•	We may be required to recognize impairment charges for our goodwill and other intangible assets.

•	Foreign currency exchange rates can adversely affect our financial statements.

•
Changes in our tax rates or exposure to additional income tax liabilities or assessments can affect our profitability. In addition, audits by tax authorities can result in additional tax payments for prior periods.

•	Changes in tax law relating to multinational corporations could adversely affect our tax position.

•	We are subject to a variety of litigation and other legal and regulatory proceedings in the course of our business that can adversely affect our business and financial statements.

•
If we are unable to adequately protect our intellectual property, or if third parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights. These risks are particularly pronounced in countries in which we do business that do not have levels of protection of intellectual property comparable to the United States.

•
Third parties from time to time claim that we are infringing or misappropriating their intellectual property rights and we could suffer significant litigation expenses, losses or licensing expenses or be prevented from selling products or services.

•
The U.S. government has certain rights to use and disclose some of the intellectual property that we license and could exclusively license it to a third party if we fail to achieve practical application of the intellectual property.

•
Defects and unanticipated use or inadequate disclosure with respect to our products or services (including software), or allegations thereof, can adversely affect our business, reputation and financial statements.

•
The manufacture of many of our products is a highly exacting and complex process, and if we directly or indirectly encounter problems manufacturing products, our reputation, business and financial statements could suffer.

•
Adverse changes in our relationships with, or the financial condition, performance, purchasing patterns or inventory levels of, key distributors and other channel partners can adversely affect our financial statements.

•
Certain of our businesses rely on relationships with collaborative partners and other third parties for development, supply and marketing of certain products and potential products, and such collaborative partners or other third parties could fail to perform sufficiently.

•	Our financial results are subject to fluctuations in the cost and availability of commodities that we use in our operations.

•
If we cannot adjust our manufacturing capacity or the purchases required for our manufacturing activities to reflect changes in market conditions and customer demand, our profitability may suffer. In addition, our reliance upon sole or limited sources of supply for certain materials, components and services can cause production interruptions, delays and inefficiencies.

•	Changes in laws or governmental regulations can reduce demand for our products or services or increase our expenses.

•	Work stoppages, union and works council campaigns and other labor disputes could adversely impact our productivity and results of operations.

•	International economic, political, legal, compliance and business factors could negatively affect our financial statements.

•	Significant developments stemming from the United Kingdom’s departure from the EU could have an adverse effect on us.

•	If we suffer loss to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.

•	Our defined benefit pension plans are subject to financial market risks that could adversely affect our financial statements.
See the risk factors included in this prospectus supplement and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report for the quarter ended April 3, 2020, as well as our consolidated financial statements and related notes and our other documents incorporated by reference herein for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, or other communication in which they are made. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danaher.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.
As noted above, this prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus.
Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below filed by Danaher (File No. 1-8089) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until this offering is terminated or completed:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2020;

•	Current Reports on Form 8-K filed with the SEC on February 21, 2020, March 6, 2020, March 30, 2020, April 1, 2020, April 8, 2020 and May 6, 2020 (Items 5.02 and 5.07 only);

•
The description of our 4.75% Mandatory Convertible Preferred Stock, Series A on Form 8-A filed on March 1, 2019, including any amendments or reports filed for the purpose of updating such description; and

•
The description of our common stock contained in our Registration Statement on Form 8-B filed on November 3, 1986, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037-1701
Attention: Investor Relations
(202) 828-0850
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and may not contain all the information you will need in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report for the quarter ended April 3, 2020, our consolidated financial statements and related notes and the other documents incorporated by reference herein.
Danaher Corporation
Danaher Corporation designs, manufactures and markets professional, medical, industrial and commercial products and services, which are typically characterized by strong brand names, innovative technology and major market positions. We are committed to innovating and developing forward-looking technologies that solve our customers’ most complex challenges. Danaher’s research and development, manufacturing, sales, distribution, service and administrative facilities are located in more than 60 countries. Our business consists of three segments: Life Sciences; Diagnostics; and Environmental & Applied Solutions. Danaher strives to create shareholder value primarily through three strategic priorities:

•	enhancing its portfolio in attractive science and technology markets through strategic capital allocation;

•	strengthening its competitive advantage through consistent application of the DANAHER BUSINESS SYSTEM (“DBS”) tools; and

•	consistently attracting and retaining exceptional talent.
Danaher measures its progress against these strategic priorities over the long-term based primarily on financial metrics relating to revenue growth, profitability, cash flow and capital returns.
The Company’s businesses use a set of growth, lean and leadership tools and processes, known as the DANAHER BUSINESS SYSTEM, which are designed to continuously improve business performance in the critical areas of quality, delivery, cost, growth and innovation. Within the DBS framework, the Company pursues a number of ongoing strategic initiatives relating to customer insight generation, product development and commercialization, global sourcing of materials and services, manufacturing improvement and sales and marketing impact.
Danaher Corporation, originally DMG, Inc., was organized in 1969 as a Massachusetts real estate investment trust. In 1978 it was reorganized as a Florida corporation under the name Diversified Mortgage Investors, Inc. which in a second reorganization in 1980 became a subsidiary of a newly created holding company named DMG, Inc. DMG, Inc. adopted the name Danaher in 1984 and was reincorporated as a Delaware corporation in 1986.
Our common stock is listed on The New York Stock Exchange under the ticker symbol “DHR.” Our executive offices are located at 2200 Pennsylvania Avenue N.W., Suite 800W, Washington, D.C. 20037, and our telephone number is (202) 828-0850. For additional information concerning Danaher, please see “Where You Can Find More Information.”
Recent Developments
Concurrent Offering
Concurrently with this offering of Series B Mandatory Convertible Preferred Stock, we are offering, by means of a separate prospectus supplement and accompanying prospectus, 9,509,203 shares of our common stock (and up to an additional 1,426,379 shares of our common stock that the underwriters in the Concurrent Offering have the option to purchase from us, exercisable within 30 days from the date of the prospectus supplement for the Concurrent Offering). We estimate that the net proceeds to us from the Concurrent Offering, if completed, will be approximately $1.50 billion (or approximately $1.73 billion if the underwriters in the Concurrent Offering exercise their option to purchase additional shares of common stock in full), in each case after deducting estimated expenses and underwriting discounts and commissions. The Concurrent Offering is not contingent on this offering and there can be no assurance that the Concurrent Offering will be completed on the terms described herein or at all. For additional information, see “Common Stock Offering.”

The Offering
The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the Series B Mandatory Convertible Preferred Stock, see “Description of Series B Mandatory Convertible Preferred Stock” in this prospectus supplement and “Description of Capital Stock — Preferred Stock” in the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.
As used in this section, references to “Danaher Corporation,” “we,” “us” and “our” mean Danaher Corporation excluding its subsidiaries and affiliates.

Issuer	Danaher Corporation, a Delaware corporation

Securities Offered	1,550,000 shares of our 5.00% Mandatory Convertible Preferred Stock, Series B, without par value (the “Series B Mandatory Convertible Preferred Stock”).

Public Offering Price	$1,000.00 per share of the Series B Mandatory Convertible Preferred Stock.

Underwriters’ Option
We have granted the underwriters a 30-day option to purchase up to 167,500 additional shares of the Series B Mandatory Convertible Preferred Stock from us solely to cover over-allotments, if any, at the public offering price, less the underwriting discount.

Dividends
5.00% of the liquidation preference of $1,000 per share of the Series B Mandatory Convertible Preferred Stock per annum. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends, and, to the extent that we are legally permitted to pay dividends and our board of directors (which term, as used in this summary, includes an authorized committee of the board) declares a dividend with respect to the Series B Mandatory Convertible Preferred Stock, we will pay such dividend in cash or, subject to certain limitations, in shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion, on each dividend payment date; provided, however, that any undeclared and unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates to holders of record of the Series B Mandatory Convertible Preferred Stock on the immediately preceding December 31, March 31, June 30 and September 30, as applicable (each a “Record Date”), whether or not such holders convert their shares, or such shares are automatically converted, after a Record Date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $8.75 per share. Each subsequent dividend is expected to be $12.50 per share. Accumulated and unpaid dividends for any past dividend period will not bear interest. See “Description of Series B Mandatory Convertible Preferred Stock-Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the Average VWAP (as defined under “Description of Series B Mandatory Convertible Preferred Stock-Definitions”) per share of our common stock over the five consecutive trading day period beginning on and including the sixth scheduled trading day prior to the applicable dividend payment date (such average, the “Average Price”). In no event will the number of shares of our common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $57.05, which amount represents approximately 35% of the Initial Price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as described below) (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of our common stock delivered in connection with such declared dividend and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of our credit facilities and other indebtedness, pay such excess amount in cash.

The Initial Price is $163.00, which equals the per share public offering price of our common stock in the Concurrent Offering (subject to adjustment as described herein, the “Initial Price”).

Dividend Payment Dates	January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2020, and to, and including, April 15, 2023.

Mandatory Conversion Date	The second business day immediately following the last trading day of the Settlement Period (as defined below). The Mandatory Conversion Date is expected to be April 15, 2023.

Mandatory Conversion
On the Mandatory Conversion Date, each share of the Series B Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into shares of our common stock based on the conversion rate as described below.

If we declare a dividend for the dividend period ending on April 15, 2023, we will pay such dividend to the holders of record as of the close of business on the Record Date immediately preceding such date, as described above. If, prior to the Mandatory Conversion Date we have not declared all or any portion of the accumulated dividends on the Series B Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends (such amount, the “Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price. To the extent that the Additional Conversion Amount exceeds the product of the number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of our credit facilities and other indebtedness, declare and pay such excess amount in cash pro rata to the holders of the Series B Mandatory Convertible Preferred Stock.

Conversion Rate
The conversion rate for each share of the Series B Mandatory Convertible Preferred Stock will be not more than 6.1349 shares of our common stock (“Maximum Conversion Rate”) and not less than 5.0081 shares of our common stock (“Minimum Conversion Rate”), with the exact conversion rate depending on the Applicable Market Value of our common stock, as described below and subject to certain anti-dilution adjustments.

The “Applicable Market Value” of our common stock is the Average VWAP per share of our common stock over the Settlement Period. The “Settlement Period” is the 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding April 15, 2023. The conversion rate will be calculated as described under “Description of Series B Mandatory Convertible Preferred Stock-Mandatory Conversion,” and the following table illustrates hypothetical conversion rates per share of the Series B Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

	Applicable Market Value of our common stock	Conversion rate (number of shares of our common stock to be received upon conversion of each share of the Series B Mandatory Convertible Preferred Stock)

	Greater than $199.68 (which is the “Threshold Appreciation Price”)	5.0081 shares (approximately equal to $1,000 divided by the Threshold Appreciation Price) (the initial Minimum Conversion Rate)

	Equal to or less than $199.68 but greater than or equal to $163.00	Between 5.0081 and 6.1349 shares, determined by dividing $1,000 by the Applicable Market Value of our common stock

	Less than $163.00 (which is the Initial Price)	6.1349 shares (approximately equal to $1,000 divided by the Initial Price) (the initial Maximum Conversion Rate)

Conversion at the Option of the Holder

At any time prior to April 15, 2023, other than during a Fundamental Change Conversion Period (as defined below), holders of the Series B Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Series B Mandatory Convertible Preferred Stock in whole or in part (but in no event less than one share of the Series B Mandatory Convertible Preferred Stock), into shares of our common stock at the Minimum Conversion Rate of 5.0081 shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock as described under “Description of Series B Mandatory Convertible Preferred Stock-Conversion at the Option of the Holder.” This Minimum Conversion Rate is subject to certain anti-dilution adjustments.

If, as of any Early Conversion Date (as defined herein), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such Early Conversion Date, the conversion rate for such early conversion will be adjusted so that holders converting their Series B Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods (such amount, the “Early Conversion Additional Amount”), divided by the greater of (x) the Floor Price and (y) the Average VWAP per share of our common stock over the 20 consecutive trading day period commencing on and including the 21st scheduled trading day immediately preceding the Early Conversion Date (“Early Conversion Average Price”). To the extent that the Early Conversion Additional Amount exceeds the value of the product of the number of additional shares added to the conversion rate and the Early Conversion Average Price, we will not have any obligation to pay the shortfall.

Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

If a “Fundamental Change” (as defined under “Description of Series B Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to April 15, 2023, holders of the Series B Mandatory Convertible Preferred Stock will have the option to convert their shares of Series B Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Series B Mandatory Convertible Preferred Stock), into common stock at the “Fundamental Change Conversion Rate” during the period (“Fundamental Change Conversion Period”) beginning on the effective date of such Fundamental Change and ending on, and including, the date that is 20 calendar days after the effective date of such Fundamental Change (or, if earlier, April 15, 2023). The Fundamental Change Conversion Rate will be determined based on the effective date of the Fundamental Change and the price paid or deemed paid per share of our common stock in such Fundamental Change.

Holders who convert their Series B Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-Whole Amount,” in cash, shares of our common stock or any combination thereof, equal to the present value (computed using a discount rate of 5.00% per annum) of all remaining dividend payments on their shares of the Series B Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount (as defined under “Description of Series B Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount—Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount”)) from and after such effective date to, but excluding, April 15, 2023. If we elect to pay the Fundamental Change Dividend Make-Whole Amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the Fundamental Change Dividend Make-Whole Amount divided by (y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per share of our common stock in the Fundamental Change.

In addition, to the extent that the Accumulated Dividend Amount exists as of the effective date of the Fundamental Change, holders who convert their Series B Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount in cash (to the extent we are legally permitted to make such payment in cash) or shares of our common stock or any combination thereof, at our election, upon conversion. If we elect to pay the Accumulated Dividend Amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per share of our common stock in the transaction resulting in such Fundamental Change.

To the extent that the sum of the Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount or any portion thereof paid in shares of our common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the price paid or deemed paid in the Fundamental Change, we will, if we are legally able to do so, and to the extent permitted under the terms of our credit facilities and other indebtedness, pay such excess amount in cash. See “Description of Series B Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

Anti-Dilution Adjustments
The Maximum Conversion Rate, Minimum Conversion Rate, Threshold Appreciation Price, Fundamental Change Conversion Rate and Initial Price, among others, may be adjusted in the event of, among other things: (1) share dividends or share distributions; (2) certain issuances of common stock rights or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions of evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, including spin-offs; (5) certain dividends or other distributions consisting exclusively of cash other than in connection with certain reorganization events, a voluntary or involuntary liquidation, dissolution or winding-up, or a third party tender or exchange offer; and (6) certain tender or exchange offers by us or one of our subsidiaries for our common stock, in each case subject to certain exceptions. See “Description of Series B Mandatory Convertible Preferred Stock-Anti-Dilution Adjustments.”

Liquidation Preference	$1,000 per share of Series B Mandatory Convertible Preferred Stock.

Voting Rights
Except as specifically required by Delaware law or our Restated Certificate of Incorporation (“Charter”), which will include the Certificate of Designations (as defined below) for the Series B Mandatory Convertible Preferred Stock, the holders of Series B Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of the Series B Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Record Date, for six or more dividend periods, whether or not consecutive, the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of the Series B Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other preferred stock of equal rank having similar voting rights then outstanding, which includes our 4.75% Mandatory Convertible Preferred Stock, Series A (the “Series A Mandatory Convertible Preferred Stock”) will be entitled, at such annual meeting or special meeting of stockholders, to elect two directors to fill such newly created directorships created thereby, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of the Series B Mandatory Convertible Preferred Stock, and all other preferred stock of equal rank having similar voting rights, voting together as a single class (1) amend or alter the provisions of our Charter or the Certificate of Designations so as to authorize or create, or increase the authorized amount of, any specific class or series of Senior Stock (as defined below); (2) amend, alter or repeal the provisions of our Charter or the Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Series B Mandatory Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving the shares of the Series B Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case the Series B Mandatory Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is replaced by preferred stock of the surviving or resulting entity, and the Series B Mandatory Convertible Preferred Stock or such preferred stock, as the case may be, has terms, taken as a whole, not materially less favorable to holders, in each case subject to certain exceptions. For more information about voting rights, see “Description of Series B Mandatory Convertible Preferred Stock—Voting Rights.”

Ranking	The Series B Mandatory Convertible Preferred Stock will rank with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution:

•
senior to our common stock and each class or series of our capital stock established in the future unless the terms of such stock expressly provide that it will rank senior to, or on parity with, the Series B Mandatory Convertible Preferred Stock;

•
on parity with the Series A Mandatory Convertible Preferred Stock and each class or series of our capital stock established in the future the terms of which expressly provide that it will rank on parity with the Series B Mandatory Convertible Preferred Stock;

•
junior to each class or series of our capital stock established in the future, the terms of which expressly provide that it will rank senior to the Series B Mandatory Convertible Preferred Stock (“Senior Stock”);

• junior to our existing and future indebtedness and other liabilities; and

• structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties.

For information concerning the ranking of the Series B Mandatory Convertible Preferred Stock, see “Description of Series B Mandatory Convertible Preferred Stock-Ranking.”

Please see our Quarterly Report on Form 10-Q for the quarter ended April 3, 2020 for details regarding our outstanding indebtedness and outstanding shares of Series A Mandatory Convertible Preferred Stock.

Use of Proceeds
We intend to use the net proceeds of the offering for general corporate purposes, which may include, without limitation and in our sole discretion, funding potential future acquisitions and investments, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on our funding requirements and those of our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

Concurrent Common Stock Offering
Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 9,509,203 shares of our common stock, plus up to an additional 1,426,379 shares of our common stock that the underwriters of such offering have the option to purchase from us within 30 days from the date of the prospectus supplement for the Concurrent Offering. We estimate that the net proceeds to us from the sale of shares of our common stock in the Concurrent Offering, if completed, will be approximately $1.50 billion (or approximately $1.73 billion if the underwriters exercise their option to purchase additional shares of our common stock in full), in each case after deducting estimated expenses and underwriting discounts and commissions. The Concurrent Offering is not contingent on the completion of this offering, and there can be no assurance that the Concurrent Offering will be completed on the terms described herein or at all. For additional information, see “Common Stock Offering.”

Material United States Federal Income Tax Considerations

The material United States federal income tax considerations of purchasing, owning and disposing of the Series B Mandatory Convertible Preferred Stock and any common stock received upon conversion are described in “Material United States Federal Income Tax Considerations.”

Insider Participation
One or more individuals and entities affiliated with Steven Rales, the Chairman of our Board, or Mitchell Rales, one of our directors and Chairman of our Executive Committee (collectively, the “Affiliated Entities”), have agreed to purchase 93,300 shares of Series B Mandatory Convertible Preferred Stock (representing an aggregate liquidation preference of $93.3 million) in this offering at the public offering price for investment purposes. See “Underwriting.”

Listing
We intend to apply to have the Series B Mandatory Convertible Preferred Stock listed on The New York Stock Exchange under the symbol “DHR PR B.” The listing application will be subject to the approval of The New York Stock Exchange.

New York Stock Exchange Symbol For our Common Stock	Our common stock is listed on The New York Stock Exchange under the symbol “DHR.”

Transfer Agent and Registrar	Computershare Inc. and Computershare Trust Company, N.A. serve as the transfer agent, registrar and conversion and dividend disbursing agent for the Series B Mandatory Convertible Preferred Stock.

Payment and Settlement
The Series B Mandatory Convertible Preferred Stock is expected to be delivered against payment on May 12, 2020. The shares of the Series B Mandatory Convertible Preferred Stock will be registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. In general, beneficial ownership interests in the Series B Mandatory Convertible Preferred Stock will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.

Risk Factors
See “Risk Factors” in this prospectus supplement and the documents and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of our Series B Mandatory Convertible Preferred Stock.

Shares Outstanding Following the Offerings
Immediately after the consummation of this offering, we will have 1,550,000 shares of Series B Mandatory Convertible Preferred Stock issued and outstanding with an aggregate liquidation preference of $1.55 billion (or 1,717,500 shares with an aggregate liquidation preference of approximately $1.72 billion, if the underwriters’ over-allotment option to purchase additional shares of Series B Mandatory Convertible Preferred Stock is exercised in full) and 1,650,000 shares of Series A Mandatory Convertible Preferred Stock issued and outstanding, with an aggregate liquidation preference of $1.65 billion.
Assuming the completion of the Concurrent Offering, immediately thereafter, we will have 706,519,793 shares (or approximately 707,946,172 shares, if the underwriters exercise their option to purchase additional shares of our common stock in full in the Concurrent Offering) of our common stock issued and outstanding, but such numbers of shares of common stock exclude:

•
9,509,095 shares of our common stock (including 10,536,690 shares of our common stock, if the underwriters in this offering exercise their over-allotment option to purchase additional shares of Series B Mandatory Convertible Preferred Stock in full) that would initially be issuable upon conversion of the Series B Mandatory Convertible Preferred Stock issued in this offering, in each case assuming mandatory conversion at the maximum conversion rate of 6.1349 shares of common stock per share of Series B Mandatory Convertible Preferred Stock, subject to anti-dilution, make-whole and other possible adjustments or any shares of our common stock that may be issued in payment of a dividend, Fundamental Change Dividend Make-Whole Amount or Accumulated Dividend Amount;

•
13,449,645 shares of our common stock issuable upon conversion of the outstanding Series A Mandatory Convertible Preferred Stock assuming mandatory conversion on April 3, 2020, at the maximum conversion rate of 8.1513 shares of common stock per share of Series A Mandatory Convertible Preferred Stock, subject to anti-dilution, make-whole and other possible adjustments or any shares of our common stock that may be issued in payment of a dividend, fundamental change dividend make-whole amount or accumulated dividend amount;

•	18,166,387 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $93.39 per share;

•	3,463,507 shares of our common stock issuable upon exercise of outstanding restricted stock units and performance stock units;

•	55,091,096 shares of our common stock reserved for issuance under the Danaher Corporation 2007 Omnibus Incentive Plan;

•	1,746,118 shares of our common stock reserved for issuance under the Amended and Restated Danaher Corporation Executive Deferred Incentive Program;

•	1,973,132 shares of our common stock reserved for issuance pursuant to the Danaher Deferred Compensation Plan; and

•	1,291,986 shares of our common stock issuable upon conversion of our outstanding Liquid Yield Option Notes (“LYONs™”) due 2021.
The number of shares of common stock outstanding immediately after this offering that appears above is based on 697,010,590 shares of our common stock outstanding as of April 3, 2020.

RISK FACTORS
An investment in the Series B Mandatory Convertible Preferred Stock involves risks. You should carefully consider the risks and uncertainties described in this prospectus supplement and the accompanying prospectus, including the risk factors set forth below, and in the documents and reports filed with the SEC that are incorporated by reference herein, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended April 3, 2020 on file with the SEC, before you make an investment decision pursuant to this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
Many of the risks described below that pertain to the Series B Mandatory Convertible Preferred Stock also pertain to the Series A Convertible Preferred Stock and, to the extent any of these risks occur with respect to the Series A Convertible Preferred Stock, may also have an adverse effect on the value of the Series B Mandatory Convertible Preferred Stock, whether as a result of affecting our ability to pay dividends, adversely affecting the market price of the Series B Mandatory Convertible Preferred Stock or otherwise.
Risks Related to the Series B Mandatory Convertible Preferred Stock
You will bear the risk of a decline in the market price of our common stock between the pricing date for the Series B Mandatory Convertible Preferred Stock and the Mandatory Conversion Date.
The number of shares of our common stock that you will receive upon mandatory conversion of the Series B Mandatory Convertible Preferred Stock is not fixed but instead will depend on the Applicable Market Value of our common stock. The aggregate market value of our common stock that you would receive upon mandatory conversion may be less than the aggregate Liquidation Preference of the Series B Mandatory Convertible Preferred Stock. Specifically, if the Applicable Market Value of our common stock is less than the Initial Price of $163.00, the market value of our common stock that you would receive upon mandatory conversion of each share of the Series B Mandatory Convertible Preferred Stock will be less than the $1,000 Liquidation Preference, and an investment in the Series B Mandatory Convertible Preferred Stock would result in a loss, without taking into consideration the payment of dividends. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.
The opportunity for equity appreciation provided by your investment in the Series B Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.
The market value of each share of our common stock that you would receive upon mandatory conversion of each share of the Series B Mandatory Convertible Preferred Stock on the Mandatory Conversion Date will only exceed the Liquidation Preference of $1,000 per share of the Series B Mandatory Convertible Preferred Stock if the Applicable Market Value of our common stock exceeds the Threshold Appreciation Price of $199.68, subject to adjustment. The Threshold Appreciation Price represents an appreciation of approximately 22.5% over the Initial Price. In this event, you would receive on the Mandatory Conversion Date approximately 81.63% (which percentage is equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Series B Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.
In addition, if the market value of our common stock appreciates and the Applicable Market Value of our common stock is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate Liquidation Preference of the Series B Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our common stock.

The market price of our common stock, which may fluctuate significantly, will directly affect the market price for the Series B Mandatory Convertible Preferred Stock.
We expect that, generally, the market price of our common stock will significantly affect the market price of the Series B Mandatory Convertible Preferred Stock. This may result in greater volatility in the market price of the Series B Mandatory Convertible Preferred Stock than would be expected for nonconvertible preferred stock. Significant fluctuations in the market price and trading volume of our common stock may result not only from general stock market conditions but also from a change in sentiment in the market regarding our operations, business prospects, future funding or this offering. In addition to the risk factors related to our business discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended April 3, 2020 incorporated by reference into this prospectus supplement, the price and volume volatility of our common stock may be affected by:

•	developments in our business generally;

•	quarterly variations in our operating results;

•	regulatory changes affecting our operations;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of strategic developments, significant contracts, loss of significant contracts, acquisitions, divestitures or other dispositions and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities; and

•	economic conditions and monetary and other governmental actions designed to address those conditions.
In addition, we expect that the market price of the Series B Mandatory Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the Fixed Conversion Rates (as defined herein). Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Series B Mandatory Convertible Preferred Stock and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the Series B Mandatory Convertible Preferred Stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Series B Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of the Series B Mandatory Convertible Preferred Stock.
Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur, or the conversion of the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Convertible Preferred Stock or the payment of dividends on the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Series B Mandatory Convertible Preferred Stock and our common stock to decline.
Sales or issuances of substantial amounts of our common stock in the public market, or the conversion of the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Convertible Preferred Stock or the payment of dividends on the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Series B Mandatory Convertible Preferred Stock or our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Declines in the market price of our common stock may also materially and adversely affect the market price of the Series B Mandatory Convertible Preferred Stock. Future sales or issuances of our common stock, including in the Concurrent Offering, or other equity-related securities could be dilutive to holders of our common stock and could adversely affect their voting and other rights and economic interests, including holders of any shares of common stock issued on conversion of the Series B Mandatory Convertible Preferred Stock, and could have a similar impact with respect to the Series B Mandatory Convertible Preferred Stock.
Recent regulatory actions may adversely affect the trading price and liquidity of the Series B Mandatory Convertible Preferred Stock.
Investors in, and potential purchasers of, the Series B Mandatory Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Series B Mandatory Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Series B Mandatory Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Series B Mandatory Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Series B Mandatory Convertible Preferred Stock.
The adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-Whole Amount upon the occurrence of certain fundamental changes may not adequately compensate you.
If a Fundamental Change (as defined in “Description of Series B Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to the Mandatory Conversion Date, holders will be entitled to convert their Series B Mandatory Convertible Preferred Stock during the Fundamental Change Conversion Period at the Fundamental Change Conversion Rate (in each case as defined in “Description of Series B Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). The Fundamental Change Conversion Rate represents an adjustment to the conversion rate otherwise applicable unless the stock price is less than $100.00 or above $320.00 (in each case, subject to adjustment). In addition, with respect to Series B Mandatory Convertible Preferred Stock converted during the Fundamental Change Conversion Period, you will also receive, among other consideration, a Fundamental Change Dividend Make-Whole Amount. Although this adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-Whole Amount are designed to compensate you for the lost option value of the Series B Mandatory Convertible Preferred Stock and lost dividends as a result of a Fundamental Change, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash or shares of our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.
The conversion rate of the Series B Mandatory Convertible Preferred Stock will not be adjusted for many events that may adversely affect the market price of the Series B Mandatory Convertible Preferred Stock or our common stock issuable upon conversion of the Series B Mandatory Convertible Preferred Stock.
The number of shares of our common stock that you are entitled to receive upon conversion of the Series B Mandatory Convertible Preferred Stock is subject to adjustment for stock splits and combinations, stock dividends and certain other transactions described in “Description of Series B Mandatory Convertible Preferred Stock.” See “Description of Series B Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as employee and director grants that are settled in common stock and option grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in “Description of Series B Mandatory Convertible Preferred Stock—Anti-

Dilution Adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Series B Mandatory Convertible Preferred Stock. In addition, the terms of the Series B Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Series B Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.
Purchasers of the Series B Mandatory Convertible Preferred Stock may be adversely affected upon the issuance of a new series of preferred stock ranking equally with the Series B Mandatory Convertible Preferred Stock.
The terms of the Series B Mandatory Convertible Preferred Stock will not restrict our ability to offer a new series of preferred stock that ranks equally with the Series B Mandatory Convertible Preferred Stock as to dividend payments or liquidation preference in the future. We have no obligation to consider the specific interests of the holders of the Series B Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.
You will have no rights with respect to our common stock until the Series B Mandatory Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.
You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any (other than through a conversion rate adjustment), prior to the Conversion Date (as defined herein), in the case of an Early Conversion (as defined herein) or Early Fundamental Change Conversion, or the last Trading Day of the Settlement Period, in the case of a conversion on the Mandatory Conversion Date (as those terms are defined herein), but your investment in the Series B Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of the shares of common stock issuable upon conversion only as to matters for which the record date occurs after the date you are deemed to be a record holder of those shares. For example, in the event that an amendment is proposed to our Charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of the shares issuable upon conversion of your Series B Mandatory Convertible Preferred Stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock. See “Description of Capital Stock” in the accompanying prospectus for further discussion of our common stock.
You will have no voting rights except under limited circumstances.
You will have no voting rights, except with respect to certain amendments to the terms of the Series B Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the Series B Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, in each case, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the holders of shares of Series B Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Series B Mandatory Convertible Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding-up and having similar voting rights, which includes the Series A Mandatory Convertible Preferred Stock, will be entitled to elect a total of two additional members of our board of directors, subject to the terms and limitations described in the section of this prospectus supplement entitled “Description of Series B Mandatory Convertible Preferred Stock—Voting Rights.”
The Series B Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities.
In the event of a bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the Series B Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Series B Mandatory Convertible Preferred Stock and Series A Mandatory Convertible Preferred Stock then outstanding. Please see our Quarterly Report on Form 10-Q for the quarter ended April 3, 2020 for details regarding our outstanding indebtedness and outstanding shares of Series A Mandatory Convertible Preferred Stock.
We may be unable to, or may choose not to, pay dividends on the Series B Mandatory Convertible Preferred Stock, the Series A Mandatory Convertible Preferred Stock or our common stock at current or planned rates or at all.
Any future payments of cash dividends, and the amount of any cash dividends we pay, on the Series B Mandatory Convertible Preferred Stock, the Series A Convertible Preferred Stock and our common stock will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries and investments to distribute cash to us, as well as other factors that our board of directors may consider relevant. If we were to reduce the amount of cash dividends per share payable on our common stock, fail to increase the amount of those cash dividends per share in the future or cease paying those cash dividends altogether, it may have an adverse impact on the market price of our common stock, the Series A Mandatory Convertible Preferred Stock, the Series B Mandatory Convertible Preferred Stock and our common stock. Likewise, if we fail to declare or pay scheduled dividends on the Series B Mandatory Convertible Preferred Stock or the Series A Mandatory Convertible Preferred Stock on the scheduled dividend payment dates, it would likely have a material adverse impact on the market price of the Series B Mandatory Convertible Preferred Stock, the Series A Mandatory Convertible Preferred Stock, our common stock and our debt securities and would prohibit us, under the terms of the Series B Mandatory Convertible Preferred Stock and the terms of the Series A Mandatory Convertible Preferred Stock, from paying cash dividends on or repurchasing shares of our common stock (subject to limited exceptions) until such time as we have paid all accumulated and unpaid dividends on the Series B Mandatory Convertible Preferred Stock and the Series A Mandatory Convertible Preferred Stock.
Credit facilities, indentures or other financing agreements that we enter into in the future may contain provisions that restrict or prohibit our ability to pay cash dividends on our capital stock, including the Series B Mandatory Convertible Preferred Stock and the Series A Convertible Preferred Stock. If at any time our credit facilities, indentures or other financing agreements prohibit the payment of cash dividends on the Series B Mandatory Convertible Preferred Stock and/or the Series A Mandatory Convertible Preferred Stock, we will be unable to pay such dividends unless we can refinance amounts outstanding under those financing agreements or obtain an amendment or waiver of the applicable restrictions. We are under no obligation to attempt to refinance such amounts or seek such an amendment or waiver, nor can there be any assurance that we would be successful in doing so. In such circumstance, we may instead elect to defer the payment of dividends or to pay the dividend in shares of common stock.
In addition, under applicable Delaware law, our board of directors (or an authorized committee thereof) may only declare and pay dividends on shares of our capital stock out of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to declare and pay cash dividends on the shares of common stock, Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock, we may not have sufficient cash to do so.
If upon (i) mandatory conversion, (ii) an Early Conversion at the option of a holder or (iii) an Early Fundamental Change Conversion, we have not declared and paid all or any portion of the accumulated dividends payable on the Series B Mandatory Convertible Preferred Stock for specified periods, converting holders will receive an additional number of shares of our common stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Series B Mandatory Convertible Preferred Stock—Mandatory Conversion,” “Description of Series B Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Series B Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” respectively. In the case of mandatory conversion or Early Fundamental Change Conversion, if these limits to the adjustment of the conversion rate are reached, we will be required under the terms of the Series B Mandatory Convertible Preferred Stock to pay the shortfall in cash if we are legally permitted to do so. We will not have an obligation to pay the shortfall if these limits to the adjustment of the conversion rate are reached in the case of an Early Conversion at the option of the holder.
Danaher Corporation’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.
Danaher Corporation is a holding company substantially all of whose assets are owned by its subsidiaries. Danaher Corporation’s ability to pay dividends and meet its debt and other obligations depends almost entirely on cash flows from its subsidiaries and joint ventures and other entities in which it has invested and, in the short term, its ability to raise capital from external sources. In the long term, cash flows from the subsidiaries and the joint ventures and other entities in which we have invested depend on their ability to generate operating cash flows in excess of their expenditures, common and preferred stock dividends (if any), and debt or other obligations. In addition, the subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Danaher Corporation, whether to enable Danaher Corporation to pay dividends on its common stock, the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Convertible Preferred Stock or for paying principal and interest on its debt securities or for paying its other obligations, and could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions, including the terms of its indebtedness, or in times of financial distress.
You may be subject to tax with respect to the Series B Mandatory Convertible Preferred Stock even though you do not receive a corresponding cash distribution.
The conversion rate of the Series B Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. See “Description of Series B Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable distribution without the receipt of any cash. In addition, we may make distributions to holders of the Series B Mandatory Convertible Preferred Stock that are paid in common stock. Any such distribution may be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, a holder of Series B Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. If you are a non-U.S. holder (as defined in “Material United States Federal Income Tax Considerations”), any deemed dividend could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments or deliveries with respect to the Series B Mandatory Convertible Preferred Stock. See “Material United States Federal Income Tax Considerations” for a further discussion of the U.S. federal tax implications.
Anti-takeover provisions could adversely affect our shareholders.
Provisions of Delaware law and of our restated certificate of incorporation and amended bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. For additional information concerning these provisions, please refer to the description of our common stock contained in Exhibit 4.13 to the Annual Report on Form 10-K for the year ended December 31, 2019.
Certain rights of the holders of the Series B Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, may affect the ability of holders of Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock to exercise their rights associated with a potential Fundamental Change.
Certain rights of the holders of the Series B Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change were to occur on or prior to

April 15, 2023, holders of the of the Series B Mandatory Convertible Preferred Stock may have the option to convert their Series B Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount equal to the present value of all remaining dividend payments on the Series B Mandatory Convertible Preferred Stock. See “Description of Series B Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” These features of the Series B Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
An active trading market for the Series B Mandatory Convertible Preferred Stock does not exist and may not develop.
The Series B Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. We intend to apply to have the Series B Mandatory Convertible Preferred Stock listed on The New York Stock Exchange under the symbol “DHR PR B.” Even if the Series B Mandatory Convertible Preferred Stock is approved for listing on The New York Stock Exchange, such listing does not guarantee that a trading market for the Series B Mandatory Convertible Preferred Stock will develop or, if a trading market for the Series B Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market or the ability of the holders to sell the Series B Mandatory Convertible Preferred Stock, or to sell the Series B Mandatory Convertible Preferred Stock at a favorable price.

USE OF PROCEEDS
The net proceeds of this offering will be approximately $1.51 billion (or approximately $1.67 billion if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses.
We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation and in our sole discretion, funding potential future acquisitions and investments, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on our funding requirements and those of our subsidiaries. We may invest the net proceeds of this offering in short-term bank deposits or interest-bearing, investment-grade securities until they are used for their stated purpose.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS
Our common stock trades on The New York Stock Exchange under the symbol “DHR.” As of April 3, 2020, there were 697,010,590 shares of our common stock issued and outstanding. As of April 3, 2020, there were approximately 2,415 shareholders of record. The following table provides the high and low sales price per share during the periods indicated, as reported on The New York Stock Exchange, and dividends declared per share of our common stock and per share of the Series A Mandatory Convertible Preferred Stock during such periods.

Period	High	Low	Common Stock Dividends		Series A Mandatory Convertible Preferred Stock Dividends
2017:
First Quarter	$88.01	$78.22	$0.14	(a)	—
Second Quarter	87.00	81.36	0.14		—
Third Quarter	88.62	78.97	0.14		—
Fourth Quarter	95.16	83.81	0.14		—
2018:
First Quarter	$104.82	$91.84	$0.16	(b)	—
Second Quarter	104.13	95.02	0.16		—
Third Quarter	109.32	97.40	0.16		—
Fourth Quarter	110.86	94.59	0.16		—
2019:
First Quarter	$132.60	$96.44	$0.17	(c)	—
Second Quarter	144.57	124.01	0.17		$17.681
Third Quarter	147.33	133.84	0.17		11.875
Fourth Quarter	154.00	132.88	0.17		11.875
2020:
First Quarter	$169.19	$119.60	$0.18	(d)	$11.875
Second Quarter (through May 6, 2020)	170.64	127.70	—		—
__________________

(a)	We increased our quarterly common stock dividend rate in the first quarter of 2017 to $0.14 per share.

(b)	We increased our quarterly common stock dividend rate in the first quarter of 2018 to $0.16 per share.

(c)	We increased our quarterly common stock dividend rate in the first quarter of 2019 to $0.17 per share.

(d)	We increased our quarterly common stock dividend rate in the first quarter of 2020 to $0.18 per share.
The last reported sale price per share of our common stock on May 7, 2020, as reported by The New York Stock Exchange, was $163.48.

CAPITALIZATION
The following table sets forth our capitalization and cash and cash equivalents as of April 3, 2020 on (i) an actual basis; (ii) an as adjusted basis to give effect to the issuance and sale of the Series B Mandatory Convertible Preferred Stock in this offering (assuming no exercise of the underwriters’ option) and the receipt of approximately $1.51 billion of net proceeds, after deducting the underwriting discount and estimated offering expenses, (but not the application of the net proceeds therefrom); and (iii) a further adjusted basis to give effect to the issuance and sale of our common stock in the Concurrent Offering (assuming no exercise of the underwriters’ option) and the receipt of approximately $1.50 billion of net proceeds, after deducting the underwriting discount and estimated offering expenses (but not the application of the net proceeds therefrom).
You should read this table in conjunction with our consolidated financial statements and related notes contained in our Exchange Act reports filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of April 3, 2020
(amounts in millions)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$4,367.7	$5,873.2	$7,376.4
U.S. dollar-denominated commercial paper	790.2	790.2	790.2
Euro-denominated commercial paper (€4.3 billion aggregate principal amount)	4,616.0	4,616.0	4,616.0
364-day revolving credit facility(1)	—	—	—
Zero-coupon Liquid Yield Option Notes due 2021	33.2	33.2	33.2
0.352% senior unsecured notes due 2021 (¥30.0 billion aggregate principal amount)	276.7	276.7	276.7
1.7% senior unsecured notes due 2022 (€800.0 million aggregate principal amount)	863.8	863.8	863.8
Floating rate senior unsecured notes due 2022 (€250.0 million aggregate principal amount)	270.1	270.1	270.1
2.05% senior unsecured notes due 2022	697.3	697.3	697.3
0.5% senior unsecured bonds due 2023 (CHF 540.0 million aggregate principal amount)	554.7	554.7	554.7
1.7% senior notes due 2024 (€750.0 million aggregate principal amount)(2)	805.5	805.5	805.5
5-year revolving credit facility	2,500.0	2,500.0	2,500.0
2.2% senior unsecured notes due 2024	696.2	696.2	696.2
2.5% senior unsecured notes due 2025 (€800.0 million aggregate principal amount)	862.6	862.6	862.6
3.35% senior unsecured notes due 2025	497.4	497.4	497.4
2.1% senior notes due 2026 (€500.0 million aggregate principal amount)(2)	534.9	534.9	534.9
0.2% senior unsecured notes due 2026 (€1.25 billion aggregate principal amount)	1,343.6	1,343.6	1,343.6
0.3% senior unsecured notes due 2027 (¥30.8 billion aggregate principal amount)	283.4	283.4	283.4
1.2% senior unsecured notes due 2027 (€600.0 million aggregate principal amount)	644.7	644.7	644.7
0.45% senior unsecured notes due 2028 (€1.250 billion aggregate principal amount)	1,341.7	1,341.7	1,341.7

	As of April 3, 2020
(amounts in millions)	Actual	As Adjusted	As Further Adjusted
1.125% senior unsecured bonds due 2028 (CHF 210.0 million aggregate principal amount)	219.3	219.3	219.3
2.6% senior unsecured notes due 2029	794.3	794.3	794.3
2.5% senior notes due 2030 (€500.0 million aggregate principal amount)(2)	535.3	535.3	535.3
0.75% senior unsecured notes due 2031 (€1.75 billion aggregate principal amount)	1,880.8	1,880.8	1,880.8
0.65% senior unsecured notes due 2032 (¥53.2 billion aggregate principal amount)	489.3	489.3	489.3
1.35% senior unsecured notes due 2039 (€1.25 billion aggregate principal amount)	1,335.1	1,335.1	1,335.1
3.25% senior unsecured notes due 2039	888.9	888.9	888.9
4.375% senior unsecured notes due 2045	499.4	499.4	499.4
1.8% senior unsecured notes due 2049 (€750.0 million aggregate principal amount)	801.7	801.7	801.7
3.4% senior unsecured notes due 2049	888.4	888.4	888.4
Other	27.0	27.0	27.0
Total debt	25,971.5	25,971.5	25,971.5
Less: currently payable	3,234.3	3,234.3	3,234.3
Long-term debt	22,737.2	22,737.2	22,737.2
Stockholders’ Equity:
Preferred stock, without par value, 15.0 million shares authorized; 1.65 million shares of 4.75% Mandatory Convertible Preferred Stock, Series A, issued and outstanding, actual, as adjusted and as further adjusted; no shares of 5.00% Mandatory Convertible Preferred Stock, Series B, issued and outstanding, actual; 1,550,000 shares issued and outstanding, as adjusted and as further adjusted	1,599.6	3,105.1	3,105.1
Common stock, $0.01 par value, 2.0 billion shares authorized; 837.3 million issued and 697.0 million outstanding, actual and as adjusted; 846.8 million issued and 706.5 million outstanding, as further adjusted	8.4	8.4	8.5
Additional paid-in capital	7,629.8	7,629.8	9,132.9
Retained earnings	24,608.6	24,608.6	24,608.6
Accumulated other comprehensive loss	(2,791.3)	(2,791.3)	(2,791.3)
Total Danaher stockholders’ equity	31,055.1	32,560.6	34,063.8
Non-controlling interests	11.3	11.3	11.3
Total stockholders’ equity	31,066.4	32,571.9	34,075.1
Total capitalization	$57,037.9	$58,543.4	$60,046.6
__________________

(1)
On April 7, 2020, we borrowed $2.5 billion under our 364-day revolving credit facility and are using and intend to use such proceeds for general corporate purposes, which may include repayment of a portion of our outstanding commercial paper borrowings as they mature and/or repayment of any amounts borrowed under our revolving credit facilities.

(2)
On April 8, 2020, we issued €150,000,000 principal amount of additional 1.7% senior notes due 2024, €300,000,000 principal amount of additional 2.1% senior notes due 2026 and €300,000,000 principal amount of additional 2.5% senior notes due 2030, in an underwritten offering (the “April Eurobond Offering”). We received net proceeds from the April Eurobond Offering, after underwriting discounts and estimated offering expenses, of approximately €753.7 million, that we are using and intend to use for general corporate purposes, which may include repayment of a portion of our outstanding commercial paper borrowings as they mature and/or repayment of amounts borrowed under our revolving credit facilities.

DESCRIPTION OF SERIES B MANDATORY CONVERTIBLE PREFERRED STOCK
The following is a description of certain provisions of our 5.00% Mandatory Convertible Preferred Stock, Series B, which we refer to as our “Series B Mandatory Convertible Preferred Stock.” A copy of the certificate of designations setting forth the terms of the Series B Mandatory Convertible Preferred Stock, which we refer to as the “Certificate of Designations,” as well as our Restated Certificate of Incorporation, which we refer to as our “Charter,” is available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This summary of the terms of the Series B Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Charter and the Certificate of Designations. The following description supplements and, to the extent that it is inconsistent, replaces the description of our preferred stock in the accompanying prospectus.
As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Danaher Corporation,” “the Company,” “us,” “we” or “our” refer to Danaher Corporation and not any of its subsidiaries or affiliates.
General
Under our Charter, our board of directors is authorized, without further stockholder action, to issue up to 15,000,000 shares of preferred stock, without par value, in one or more series with such designations and powers, preferences and rights, and qualifications and limitations, as stated in the resolutions providing for the issuance and set forth on a certificate of designations filed pursuant to and in accordance with the Delaware General Corporation Law. As of the date of this prospectus supplement, 1,650,000 shares of our 4.75% Mandatory Convertible Preferred Stock, Series A, which we refer to as the “Series A Mandatory Convertible Preferred Stock,” are outstanding. For a description of the designations and powers, preferences and rights, and qualifications of our Series A Mandatory Convertible Preferred Stock, please refer to the description contained in Exhibit 4.13 to the Annual Report on Form 10-K for the year ended December 31, 2019.
At the consummation of this offering, we will issue 1,550,000 shares of the Series B Mandatory Convertible Preferred Stock. In addition, we have granted the underwriters an over-allotment option to purchase up to 167,500 additional shares of the Series B Mandatory Convertible Preferred Stock as described under “Underwriting.”
When issued, the Series B Mandatory Convertible Preferred Stock and any common stock issued upon the conversion of the Series B Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Series B Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class. Computershare Inc. and Computershare Trust Company, N.A. serve as the transfer agent and registrar of our common stock and the Series A Mandatory Convertible Preferred Stock and will serve as transfer agent, registrar and conversion and dividend disbursing agent for the Series B Mandatory Convertible Preferred Stock.
Ranking
The Series B Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•
senior to (i) our common stock and (ii) each other class or series of our capital stock established after the first original issue date of shares of the Series B Mandatory Convertible Preferred Stock (which we refer to as the “Initial Issue Date”) the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series B Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (we refer to our common stock and all such other classes or series of capital stock, collectively, as “Junior Stock”);

•
on parity with the Series A Mandatory Convertible Preferred Stock and with each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Series B Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•
junior to each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Series B Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”);

•	junior to our existing and future indebtedness and other liabilities; and

•	structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties.
Please see our Quarterly Report on Form 10-Q for the quarter ended April 3, 2020 for details regarding our outstanding indebtedness and outstanding shares of Series A Mandatory Convertible Preferred Stock.
Listing
We intend to apply to list the Series B Mandatory Convertible Preferred Stock on The New York Stock Exchange under the symbol “DHR PR B,” and, if approved, we expect trading to commence within 30 days of the Initial Issue Date. However, there can be no assurance that the Series B Mandatory Convertible Preferred Stock will be listed or, if listed, that it will continue to be listed. Listing the Series B Mandatory Convertible Preferred Stock on The New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Series B Mandatory Convertible Preferred Stock easily.
Dividends
Subject to the rights of holders of any class or series of our capital stock ranking senior to the Series B Mandatory Convertible Preferred Stock with respect to dividends, holders of the Series B Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 5.00% of the Liquidation Preference of $1,000 per share of the Series B Mandatory Convertible Preferred Stock (equivalent to $50.00 per annum per share), payable in cash, by delivery of shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends” below. Declared dividends on the Series B Mandatory Convertible Preferred Stock will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2020, to, and including, April 15, 2023 (each, a “Dividend Payment Date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Series B Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant Dividend Payment Date to holders of record of the Series B Mandatory Convertible Preferred Stock as they appear on our stock register at the Close of Business on the immediately preceding December 31, March 31, June 30 and September 30, respectively (each, a “Record Date”), whether or not such holders convert their shares, or such shares are mandatorily converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date. These Record Dates will apply regardless of whether a particular Record Date is a Business Day. A “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.
A dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period will commence on, and include, the Initial Issue Date of the Series B Mandatory Convertible Preferred Stock and will end on, and exclude, the July 15, 2020 Dividend Payment Date. The amount of dividends payable on each share of the Series B Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Series B Mandatory Convertible Preferred Stock for any period other than a full dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Series B Mandatory Convertible Preferred Stock for the first dividend period, assuming the Initial Issue Date is May 12, 2020 will be $8.75 per share and will be payable, when, as and if declared, on July 15, 2020, to the holders of record thereof at the Close of Business on June 30, 2020. The dividend on the Series B Mandatory Convertible Preferred Stock for each subsequent dividend period, when, as and if declared, will be $12.50 per share. Accumulations of dividends on shares of the Series B Mandatory Convertible Preferred Stock will not bear interest.
No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of Series B Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Series B Mandatory Convertible Preferred Stock.
Except as described above, dividends on shares of Series B Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate, and all other rights of holders of the Series B Mandatory Convertible Preferred Stock will terminate, from and after the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, as defined below), as applicable.
Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Series B Mandatory Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. Any credit facilities, indentures or other financing agreements we enter into in the future may contain covenants that restrict our ability to pay cash dividends on our capital stock, including the Series B Mandatory Convertible Preferred Stock. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Risks Related to the Series B Mandatory Convertible Preferred Stock—We may be unable to, or may choose not to, pay dividends on the Series B Mandatory Convertible Preferred Stock, the Series A Mandatory Convertible Preferred Stock or our common stock at current or planned rates or at all.”
So long as any share of Series B Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of Junior Stock, and no common stock or any other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends, on all outstanding shares of Series B Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other Junior Stock, together with cash in lieu of any fractional share; (ii) purchases, redemptions or other acquisitions of common stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, including, without limitation, (x) purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (y) the forfeiture of unvested shares of restricted stock or share withholdings or other surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise), and (z) the payment of cash in lieu of fractional shares; (iii) purchases of fractional interests in shares of any common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into shares of common stock or other Junior Stock; (iv) any dividends or distributions of rights or common stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) purchases of common stock or other Junior Stock pursuant to a contractually binding requirement to buy common stock or other Junior Stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; (vi) the deemed purchase or acquisition of fractional interests in shares of our common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; (vii) the acquisition by us or any of our subsidiaries of record ownership in common stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons

(other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and (viii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and the payment of cash in lieu of fractional shares. The phrase “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States of America and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
When dividends on shares of the Series B Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the shares of Series B Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Series B Mandatory Convertible Preferred Stock and such Parity Stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series B Mandatory Convertible Preferred Stock and such Parity Stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock, from time to time out of any funds legally available for such payment, and holders of the Series B Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.
Method of Payment of Dividends
Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of Series B Mandatory Convertible Preferred Stock (whether for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “—Mandatory Conversion” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	by delivery of any combination of cash and shares of our common stock.
We will make each payment of a declared dividend on the shares of Series B Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Series B Mandatory Convertible Preferred Stock notice of any such election and the portions of such payment that will be made in cash and in shares of our common stock no later than 10 Scheduled Trading Days (as defined below) prior to the Dividend Payment Date for such dividend; provided, however, that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash. All cash payments to which a holder of the Series B Mandatory Convertible Preferred Stock is entitled in connection with a dividend will be rounded to the nearest cent.
If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at 97% of the Average VWAP (as defined below) per share of our common stock over the five consecutive Trading Day (as defined below) period beginning on, and including, the sixth Scheduled Trading Day (as defined below) prior to the applicable Dividend Payment Date (such average, the “Average Price”). If the five Trading Day period to determine the Average Price ends on or after the relevant Dividend Payment Date (whether because a scheduled Trading Day is not a Trading Day due to the occurrence of a Market Disruption Event (as defined herein) or otherwise), then the Dividend Payment Date will be postponed until the Business Day after the final Trading Day of such five Trading Day period. No interest or other amount will accrue as a result of such postponement.
No fractional shares of our common stock will be delivered to the holders of the Series B Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead, to the extent we are legally permitted to do so, pay a cash amount to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the Average Price with respect to such dividend.
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of, or for resales of, shares of our common stock issued as payment of a dividend on the shares of Series B Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of ours for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on The New York Stock Exchange (or if our common stock is not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).
Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered per share of the Series B Mandatory Convertible Preferred Stock in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment per share of the Series B Mandatory Convertible Preferred Stock divided by the Floor Price (as defined below). The “Floor Price” means $57.05 (which is approximately 35% of the Initial Price (as defined below) in effect at the time the Series B Mandatory Convertible Preferred Stock is initially issued), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in “—Anti-Dilution Adjustments.” To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such dividend and (y) 97% of the Average Price applicable to such dividend, we will, if we are legally able to do so, and to the extent permitted under the terms of our credit facilities and other indebtedness, pay such excess amount in cash.
No Optional Redemption
The Series B Mandatory Convertible Preferred Stock will not be redeemable.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series B Mandatory Convertible Preferred Stock will be entitled to receive a Liquidation Preference in the amount of $1,000 per share of the Series B Mandatory Convertible Preferred Stock (the “Liquidation Preference”), plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of Series B Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all other Parity Stock are not paid in full, the holders of the Series B Mandatory Convertible Preferred Stock and all holders of any such other Parity Stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of Series B Mandatory Convertible Preferred Stock of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such holder’s shares of Series B Mandatory Convertible Preferred Stock, such holder of the Series B Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets. See “—General” and “Risk Factors—Risks Related to the Series B Mandatory Convertible Preferred Stock—The Series B Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities.”
Neither the sale, lease nor exchange of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution, other than in connection with our liquidation, winding-up or dissolution.
Our Charter, including the Certificate of Designations for the Series B Mandatory Convertible Preferred Stock, does not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Series B Mandatory Convertible Preferred Stock.
Voting Rights
The holders of the Series B Mandatory Convertible Preferred Stock will not have any voting rights, except as described below and as specifically required by Delaware law from time to time.
Whenever dividends on any shares of the Series B Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Record Date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of the Series B Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting of stockholders, if any, to fill such newly created directorships by electing two additional directors (the “Preferred Stock Directors”); provided, however, that the election of any such directors will not cause us to violate any applicable state or federal law, rule or regulation, our amended bylaws as in effect on the date of initial issuance of the Series B Mandatory Convertible Preferred Stock or the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided, further, that our board of directors shall, at no time, include more than two Preferred Stock Directors. In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Series B Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by our amended bylaws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, and at each subsequent annual meeting of the stockholders, so long as the holders of the Series B Mandatory Convertible Preferred Stock continue to have such voting rights.
At any meeting at which the holders of the Series B Mandatory Convertible Preferred Stock are entitled to elect Preferred Stock Directors, the holders of record of a majority of the then outstanding shares of the Series B Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Series B Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.
As used in this prospectus supplement, “Voting Preferred Stock” means any series of our preferred stock, other than the Series B Mandatory Convertible Preferred Stock, ranking equally with the Series B Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Series B Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective Liquidation Preference amounts of the Series B Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted. Our Series A Mandatory Convertible Preferred Stock will constitute Voting Preferred

Stock so long as the right of the holders of our Series A Mandatory Convertible Preferred Stock to vote in the election of Preferred Stock Directors is exercisable. For the avoidance of doubt, holders of any Voting Preferred Stock, including any outstanding shares of Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock will collectively have the right, but only under the circumstances described above, to collectively elect no more than two Preferred Stock Directors.
If and when all accumulated and unpaid dividends on the Series B Mandatory Convertible Preferred Stock have been paid in full (a “Nonpayment Remedy”), the holders of the Series B Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders of the Series B Mandatory Convertible Preferred Stock and all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.
Any Preferred Stock Director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Series B Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Series B Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above; provided, however, that the filling of each vacancy will not cause us to violate any applicable state or federal law, rule or regulation, our amended bylaws as in effect on the date of initial issuance of the Series B Mandatory Convertible Preferred Stock or the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.
So long as any shares of the Series B Mandatory Convertible Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series B Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or by vote at an annual or special meeting of such stockholders:

(1)
amend or alter the provisions of our Charter or the Certificate of Designations for the Series B Mandatory Convertible Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of Senior Stock;

(2)
amend, alter or repeal any provision of our Charter or the Certificate of Designations for the Series B Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences, privileges or voting powers of the Series B Mandatory Convertible Preferred Stock; or

(3)
consummate a binding share exchange or reclassification involving the shares of the Series B Mandatory Convertible Preferred Stock, or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Series B Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Series B Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Series B Mandatory Convertible Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Series B Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of our preferred stock, (2) any increase in the amount of our authorized Series B Mandatory Convertible Preferred Stock or the issuance of any additional shares of the Series B Mandatory Convertible Preferred Stock or (3) the authorization or creation of any class or series of parity or Junior Stock, any increase in the amount of authorized but unissued shares of such class or series of parity or Junior Stock or the issuance of any shares of such class or series of parity or Junior Stock will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Series B Mandatory Convertible Preferred Stock and shall not require the affirmative vote of holders of the Series B Mandatory Convertible Preferred Stock. Our Charter and Delaware law permit us, without the approval of any of our stockholders (including any holders of the Series B Mandatory Convertible Preferred Stock), to establish and issue a new series of preferred stock ranking equal with or junior to the Series B Mandatory Convertible Preferred Stock, which may dilute the voting and other interests of holders of the Series B Mandatory Convertible Preferred Stock. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.
We currently do not have any authorized class or series of Senior Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of Voting Preferred Stock, then only the series of Voting Preferred Stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.
Without the consent of the holders of the Series B Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Series B Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, we may amend, alter, supplement or repeal any terms of the Series B Mandatory Convertible Preferred Stock for the following purposes:

•
to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Certificate of Designations establishing the terms of the Series B Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Designations;

•
to make any provision with respect to matters or questions relating to the Series B Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our Charter or the Certificate of Designations establishing the terms of the Series B Mandatory Convertible Preferred Stock;

•	to make any other change that does not adversely affect the rights of any holder of the Series B Mandatory Convertible Preferred Stock (other than any holder that consents to such change); or

•	to waive any of our rights with respect thereto.
In addition, without the consent of the holders of the Series B Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series B Mandatory Convertible Preferred Stock in order to conform the terms thereof to the description of the terms of the Series B Mandatory Convertible Preferred Stock set forth under “Description of Series B Mandatory Convertible Preferred Stock” in this preliminary prospectus supplement relating to this offering, as supplemented and/or amended by any related pricing term sheet.
Mandatory Conversion
Each share of the Series B Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the Mandatory Conversion Date, into a number of shares of our common stock equal to the Conversion Rate described below. If we declare a dividend on the Series B Mandatory Convertible Preferred Stock for the dividend period ending on April 15, 2023, we will pay such dividend to the holders of record as of the Close of Business on the immediately preceding Record Date, as described above under “—Dividends.” If, on or prior to March 31, 2023 we have not declared all or any portion of the accumulated dividends on the Series B Mandatory Convertible Preferred Stock, the Conversion Rate will be increased by a number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends per share of Series B Mandatory

Convertible Preferred Stock (the “Additional Conversion Amount”) divided by the greater of (x) the Floor Price and (y) 97% of the Average Price. To the extent that the Additional Conversion Amount per share of Series B Mandatory Convertible Preferred Stock exceeds the product of such number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of our credit facilities and other indebtedness, declare and pay such excess amount in cash pro rata per share to the holders of the Series B Mandatory Convertible Preferred Stock.
The “Conversion Rate,” which is the number of shares of our common stock issuable upon conversion of each share of the Series B Mandatory Convertible Preferred Stock on the Mandatory Conversion Date, will, subject to adjustment as described above for any Additional Conversion Amount or as described in “—Anti-Dilution Adjustments” below, be as follows:

•
if the Applicable Market Value (as defined below) of our common stock is greater than $199.68 (the “Threshold Appreciation Price,” which represents an approximately 22.5% appreciation over the Initial Price, and which is subject to adjustment as described below under the caption “—Anti-Dilution Adjustments”), then the Conversion Rate will be 5.0081 shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate,” subject to adjustment as described below under the caption “—Anti-Dilution Adjustments”), which is approximately equal to $1,000 divided by the Threshold Appreciation Price;

•
if the Applicable Market Value of our common stock is less than or equal to the Threshold Appreciation Price but greater than or equal to $163.00 (the “Initial Price,” which equals the per share public offering price of our common stock in our Concurrent Offering, and which is subject to adjustment as described below under the caption “—Anti-Dilution Adjustments”), then the Conversion Rate will be equal to $1,000 divided by the Applicable Market Value of our common stock, which will be between 5.0081 and 6.1349 shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock; or

•
if the Applicable Market Value of our common stock is less than the Initial Price, then the Conversion Rate will be 6.1349 shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate,” subject to adjustment as described below under the caption “—Anti-Dilution Adjustments”), which is approximately equal to $1,000 divided by the Initial Price.

For the avoidance of doubt, the Conversion Rate per share of the Series B Mandatory Convertible Preferred Stock will in no event exceed the Maximum Conversion Rate, subject to adjustment as described under “—Anti-Dilution Adjustments” below and exclusive of any amounts owing in respect of any Additional Conversion Amount or any accrued and unpaid dividends paid at our election in shares of common stock.
We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates.” The Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price and the Applicable Market Value are each subject to adjustment as described under “—Anti-Dilution Adjustments” below.
Hypothetical Conversion Values Upon Mandatory Conversion
For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Series B Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of the Series B Mandatory Convertible Preferred Stock at various Applicable Market Values for our common stock. The table assumes that there will be no conversion adjustments as described above for any Additional Conversion Amount or as described below in “—Anti-Dilution Adjustments” and that dividends on the Series B Mandatory Convertible Preferred Stock will be paid in cash and not in additional shares of our common stock. The actual Applicable Market Value of our common stock may differ from those set forth in the table below. Given an Initial Price of $163.00 and a Threshold Appreciation Price of $199.68, a holder of the Series B Mandatory Convertible Preferred Stock would receive on the Mandatory Conversion Date the number of shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock set forth below, subject to the provisions described below with respect to any fractional share of our common stock:

Applicable Market Value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Conversion value (Applicable Market Value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$100.00	6.1349	$613.49
$120.00	6.1349	$736.19
$140.00	6.1349	$858.89
$163.00	6.1349	$999.99
$170.00	5.8824	$1,000.00
$180.00	5.5556	$1,000.00
$185.00	5.4054	$1,000.00
$190.00	5.2632	$1,000.00
$199.68	5.0081	$1,000.00
$200.00	5.0081	$1,001.62
$220.00	5.0081	$1,101.78
$240.00	5.0081	$1,201.94
Accordingly, if the Applicable Market Value of our common stock is greater than the Threshold Appreciation Price, the aggregate market value of our common stock delivered upon conversion of each share of the Series B Mandatory Convertible Preferred Stock will be greater than the $1,000 Liquidation Preference of a share of the Series B Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock. If the Applicable Market Value for our common stock is equal to or greater than the Initial Price and equal to or less than the Threshold Appreciation Price, the aggregate market value of our common stock delivered upon conversion of each share of the Series B Mandatory Convertible Preferred Stock will be equal to the $1,000 Liquidation Preference of a share of the Series B Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock. If the Applicable Market Value of our common stock is less than the Initial Price, the aggregate market value of our common stock delivered upon conversion of each share of the Series B Mandatory Convertible Preferred Stock will be less than the $1,000 Liquidation Preference of a share of the Series B Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock.
Certain Definitions
“Applicable Market Value” means the Average VWAP per share of our common stock over the Settlement Period (as defined below).
“Close of Business” means 5:00 p.m., New York City time.
“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be April 15, 2023. If the Mandatory Conversion Date occurs after April 15, 2023 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event (as defined below) or otherwise), no interest or other amounts will accrue as a result of such postponement.
“Market Disruption Event” means, with respect to any date:

•
a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session on such date; or

•
the occurrence or existence, prior to 1:00 p.m., New York City time, on such date, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

•	“Settlement Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding April 15, 2023.
A “Trading Day” is a day on which:

•	there is no Market Disruption Event; and

•
trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading;

provided, however, that if our common stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.
A “Scheduled Trading Day” is any day that is scheduled to be a Trading Day.
“VWAP” per share of our common stock on any Trading Day means the per share volume-weighted Average Price as displayed on Bloomberg page “DHR <EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering. The “Average VWAP” means the average of the VWAPs for each Trading Day in the relevant period.
Conversion at the Option of the Holder
Other than during a Fundamental Change Conversion Period (as defined below under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Series B Mandatory Convertible Preferred Stock will have the option to convert their Series B Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Series B Mandatory Convertible Preferred Stock), at any time prior to April 15, 2023, into shares of our common stock at the Minimum Conversion Rate of 5.0081 shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock, subject to adjustment as described under “—Anti-Dilution Adjustments” below.
If, as of the Conversion Date (as defined below) of any early conversion (the “Early Conversion Date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Conversion Rate for such early conversion will be increased by a number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends per share of Series B Mandatory Convertible Preferred Stock (the “Early Conversion Additional Amount”) for such prior dividend periods, divided by the greater of (x) the Floor Price and (y) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the “Early Conversion Average Price”). Notwithstanding the last sentence under “—Method of Payment of Dividends” above, to the extent that the Early Conversion Additional Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall.
Except as described above, upon any optional conversion of any Series B Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Series B Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares of the Series B Mandatory Convertible

Preferred Stock as of the Close of Business on such Record Date, as described in the section above entitled “—Dividends.”
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount
General
If a “Fundamental Change” (as defined below) occurs on or prior to April 15, 2023, holders of the Series B Mandatory Convertible Preferred Stock will have the right to:

(i)
convert their shares of Series B Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Series B Mandatory Convertible Preferred Stock), into a number of shares of common stock equal to the Fundamental Change Conversion Rate per share of Series B Mandatory Convertible Preferred Stock described below;

(ii)	with respect to such converted shares, receive a Fundamental Change Dividend Make-Whole Amount (as defined below) payable in cash or shares of our common stock; and

(iii)	with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or shares of our common stock, subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Record Date for a dividend period for which we have, as of the Effective Date of a Fundamental Change, declared a dividend occurs before or during the related Fundamental Change Conversion Period (as defined below), then we will pay such dividend on the relevant Dividend Payment Date to the holders of record at the Close of Business on such Record Date, as described in “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of such dividend.
To exercise this right, holders must submit their Series B Mandatory Convertible Preferred Stock for conversion such that the Conversion Date occurs during the period (the “Fundamental Change Conversion Period”) beginning on the Effective Date of such Fundamental Change (as defined below) and ending on, and including, the date that is 20 calendar days after the Effective Date (or, if earlier, April 15, 2023). A Conversion Date occurring during such Fundamental Change Conversion Period is referred to herein as a “Fundamental Change Conversion Date.” Holders who convert their Series B Mandatory Convertible Preferred Stock with a Conversion Date not occurring during the Fundamental Change Conversion Period will not be entitled to the relevant Fundamental Change Conversion Rate, Fundamental Change Dividend Make-Whole Amount or Accumulated Dividend Amount.
We will notify holders of the Effective Date of a Fundamental Change no later than the second Business Day following such Effective Date. If we notify holders of a Fundamental Change later than the second Business Day following the Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such second Business Day following the Effective Date to, but excluding, the date of the notice; provided, however, that the Fundamental Change Conversion Period will not be extended beyond April 15, 2023.
A “Fundamental Change” will be deemed to have occurred, at such time after the Initial Issue Date of the Series B Mandatory Convertible Preferred Stock, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which (excluding cash payments for fractional shares or pursuant to appraisal rights) is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), whether or not applicable), other than us, any of our wholly-owned subsidiaries or any of our or our wholly-owned subsidiaries’ employee benefit plans (or any person or entity acting solely in its capacity as trustee, agent or other fiduciary or administrator of any such plan), filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors or we otherwise become aware of such beneficial ownership; or (iii) our common stock ceasing to be listed for trading on The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another U.S. national securities exchange. For the purposes of this definition of “Fundamental Change,” any transaction or event that constitutes a Fundamental Change under both clause (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (i) of this definition of “Fundamental Change.”
Fundamental Change Conversion Rate
The Conversion Rate applicable to Series B Mandatory Convertible Preferred Stock submitted for conversion with a Conversion Date occurring during the Fundamental Change Conversion Period for a Fundamental Change (the “Fundamental Change Conversion Rate”) will be determined by reference to the table below, based on the Effective Date of such Fundamental Change (the “Effective Date”) and the price (the “Stock Price”) paid or deemed paid per share of our common stock in such Fundamental Change. If the holders of our common stock receive only cash in such Fundamental Change, the Stock Price shall be the cash amount paid per share of common stock. Otherwise, the Stock Price shall be the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.
The Stock Prices set forth in the first row of the table (i.e., the column headers) of the table below will be adjusted as of any date on which the Fixed Conversion Rates of the Series B Mandatory Convertible Preferred Stock are adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in “—Anti-Dilution Adjustments.”
The following table sets forth the Fundamental Change Conversion Rate per share of the Series B Mandatory Convertible Preferred Stock for each Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$100.00	$120.00	$140.00	$163.00	$180.00	$199.68	$220.00	$240.00	$260.00	$280.00	$300.00	$320.00
May 12, 2020	5.7253	5.6137	5.4906	5.3571	5.2713	5.1880	5.1196	5.0673	5.0275	4.9976	4.9753	4.9588
April 15, 2021	5.8696	5.7579	5.6171	5.4527	5.3438	5.2383	5.1531	5.0905	5.0449	5.0126	4.9900	4.9745
April 15, 2022	6.0298	5.9529	5.8059	5.5886	5.4309	5.2775	5.1611	5.0845	5.0365	5.0081	4.9920	4.9832
April 15, 2023	6.1349	6.1349	6.1349	6.1349	5.5556	5.0081	5.0081	5.0081	5.0081	5.0081	5.0081	5.0081
The exact Stock Price and Effective Date may not be set forth in the table, in which case:

•
if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the Fundamental Change Conversion Rate will be determined by straight- line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•
if the Stock Price is in excess of $320.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•	if the Stock Price is less than $100.00 per share (subject to adjustment as described above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.
Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount
For any shares of the Series B Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the common stock issued upon conversion at the Fundamental Change Conversion Rate, we will, at our option:

(a)
pay you in cash, to the extent we are legally permitted to do so, an amount equal to the present value, calculated using a discount rate of  5.00% per annum, of all scheduled dividend payments (excluding any Accumulated Dividend Amount, and subject to the second sentence under “—General” above) on the Series B Mandatory Convertible Preferred Stock for all remaining dividend periods (including any partial dividend period) from, and including, the Effective Date of the applicable Fundamental Change to, but excluding, the Mandatory Conversion Date (the “Fundamental Change Dividend Make-Whole Amount”);

(b)
increase the number of shares of our common stock to be issued upon conversion by a number equal to (i) the Fundamental Change Dividend Make-Whole Amount divided by (ii) the greater of (x) the Floor Price and (y) 97% of the Stock Price; or

(c)	pay the Fundamental Change Dividend Make-Whole Amount through any combination of cash and shares of our common stock in accordance with the provisions of clauses (a) and (b) above.
As used herein, the term “Accumulated Dividend Amount” means, with respect to any Fundamental Change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, as of the Effective Date of the relevant Fundamental Change, for all full dividend periods prior to such Effective Date, including (but subject to the second sentence under “—General” above) for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Effective Date to, but excluding, such Effective Date. For the avoidance of doubt, if the Record Date for a dividend period for which we have, as of the Effective Date of a Fundamental Change, declared a dividend occurs before or during the related Fundamental Change Conversion Period, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record at the Close of Business on such Record Date, as described in “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of such dividend.
The Accumulated Dividend Amount will be payable at our option:

•	in cash, to the extent we are legally permitted to do so and to the extent permitted under the terms of our credit facilities and other indebtedness;

•	in an additional number of shares of our common stock equal to (i) the Accumulated Dividend Amount divided by (ii) the greater of (x) the Floor Price and (y) 97% of the Stock Price; or

•	in a combination of cash and shares of our common stock in accordance with the provisions of the preceding two bullets.
We will pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in our common stock. In addition, if we elect to deliver common stock in respect of all or any portion of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount, to the extent that the portion of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount paid in common stock exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Stock Price, we will, if we are legally able to do so, and to the extent permitted under the terms of our credit facilities and other indebtedness, pay such excess amount in cash. Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants.

However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, then the Fundamental Change Conversion Rate will instead be increased by a number of shares of common stock equal to quotient of the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Stock Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Stock Price, we will not have any obligation to pay the shortfall in cash or deliver additional shares of our common stock in respect of such amount.
No fractional shares of our common stock will be delivered to converting holders of the Series B Mandatory Convertible Preferred Stock in respect of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. We will instead pay a cash amount to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the Average VWAP per share of our common stock over the five consecutive Trading Day period ending on, and including, the sixth Scheduled Trading Day immediately preceding the Fundamental Change Conversion Date.
Not later than the second Business Day following the Effective Date of a Fundamental Change, we will notify holders of:

•	the Fundamental Change Conversion Rate;

•	the Fundamental Change Dividend Make-Whole Amount and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable; and

•
the Accumulated Dividend Amount as of the Effective Date of the Fundamental Change and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable.

Our obligation to adjust the Conversion Rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash, our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.
Conversion Procedures
Upon Mandatory Conversion
Any outstanding shares of Series B Mandatory Convertible Preferred Stock will mandatorily and automatically convert into shares of common stock on the Mandatory Conversion Date. The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Series B Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the Mandatory Conversion Date. Prior to the Close of Business on the Mandatory Conversion Date, the common stock issuable upon conversion of the Series B Mandatory Convertible Preferred Stock will not be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Series B Mandatory Convertible Preferred Stock.
Upon Early Conversion
If you elect to convert the Series B Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date, in the manner described in “—Conversion at the Option of the Holder” (an “Early Conversion”) or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” (an “Early Fundamental Change Conversion”), you must observe the following conversion procedures:
If shares of the Series B Mandatory Convertible Preferred Stock are in global form, to convert the Series B Mandatory Convertible Preferred Stock you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. If shares of the Series B Mandatory Convertible Preferred Stock are held in certificated form, you must comply with certain procedures set forth in the Certificate of Designations for the Series B Mandatory Convertible Preferred Stock. In either case, if required, you must pay all transfer or similar taxes or duties, if any.
The “Conversion Date” will be the date on which you have satisfied the foregoing requirements with respect to an Early Conversion or an Early Fundamental Change Conversion. You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Common stock will be issued and delivered to the converting holder, or, if the Series B Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the latest of (i) the second Business Day immediately succeeding the Conversion Date, (ii) if applicable, the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after you have paid in full all applicable taxes and duties, if any.
The person or persons entitled to receive the shares of common stock issuable upon conversion of the Series B Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the applicable Conversion Date. Prior to the Close of Business on the applicable Conversion Date, the shares of common stock issuable upon conversion of any shares of the Series B Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose, and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers for the common stock and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Series B Mandatory Convertible Preferred Stock.
Fractional Shares
No fractional shares of our common stock will be issued to holders of the Series B Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Series B Mandatory Convertible Preferred Stock that are converted, cash will be paid in an amount (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our common stock over the five consecutive Trading Day period beginning on, and including, the sixth Scheduled Trading Day immediately preceding the applicable Conversion Date. If the Conversion Date occurs on or prior to the last Trading Day of such five consecutive Trading Day period, the cash payment shall be deferred until the second Business Day immediately following the last Trading Day of such five consecutive Trading Day period.
 Subject to any applicable rules and procedures of DTC, if more than one share of the Series B Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Mandatory Convertible Preferred Stock so surrendered.
Anti-Dilution Adjustments
Each Fixed Conversion Rate will be adjusted only under the following enumerated circumstances:

(1)
We issue shares of Danaher common stock to all holders of our common stock as a dividend or other distribution, in which event, each Fixed Conversion Rate in effect at the Close of Business on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•
the numerator of which is the sum of (x) the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination; and (y) the total number of shares of our common stock constituting such dividend or other distribution; and

•
the denominator of which is the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination, without giving effect to such dividend, distribution, stock split or stock combination.

Any adjustment made pursuant to this clause (1) will become effective immediately after the Close of Business on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.

(2)
We issue to all holders of shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans or pursuant to a rights plan) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of our common stock at a price per share less than the “Current Market Price” (as defined below) of our common stock, in which case each Fixed Conversion Rate in effect at the Close of Business on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such Fixed Conversion Rate by a fraction:

•
the numerator of which is the sum of (x) the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination and (y) the number of shares of our common stock issuable pursuant to such rights or warrants; and

•
the denominator of which is the sum of (x) the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination and (y) the number of shares of our common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price of our common stock.

Any adjustment made pursuant to this clause (2) will become effective immediately after the Close of Business on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our common stock is otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase common stock at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final, conclusive and binding). For the purposes of this clause (2), the number of shares of our common stock at the time outstanding shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not issue any such rights or warrants in respect of shares of our common stock that we hold in treasury.

(3)
We subdivide or combine our common stock, in which event each Fixed Conversion Rate in effect at the Close of Business on the effective date of such subdivision or combination shall be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.
Any adjustment made pursuant to this clause (3) shall become effective immediately after the Close of Business on the effective date of such subdivision or combination.

(4)
(a) We distribute to all holders of our common stock evidences of our indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, excluding:

•	any dividend or distribution of shares of common stock described in clause (1) above;

•	any rights or warrants described in clause (2) above;

•	any dividend or distribution described in clause (5) below;

•	any Spin-Off, as to which the provisions set forth below in clause (4)(b) shall apply; and

•
an issuance solely pursuant to a Reorganization Event (as defined below), as to which the provisions described below under the caption “—Recapitalizations, Reclassifications and Changes of Our Common Stock” will apply, in which event each Fixed Conversion Rate in effect at the Close of Business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the Current Market Price of our common stock; and

•
the denominator of which is the Current Market Price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final, conclusive and binding), on such date fixed for determination, of the portion of the evidences of indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets so distributed applicable to one share of our common stock.

To the extent such distribution is not so paid or made, each Fixed Conversion Rate will be readjusted to the Fixed Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)
In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “Spin-Off”), each Fixed Conversion Rate in effect at the Close of Business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•
the numerator of which is the sum of (x) the Current Market Price of our common stock and (y) the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final, conclusive and binding), of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such capital stock or equity interests); and

•	the denominator of which is the Current Market Price of our common stock.
Any adjustment made pursuant to paragraph (a) or (b) of this clause (4) shall become effective immediately after the Close of Business on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that such distribution described in paragraph (a) or (b) of this clause (4) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such Fixed

Conversion Rate that would then be in effect if such distribution had not been declared. If (x) an adjustment to each Fixed Conversion Rate is required under this clause (4)(b) during the Settlement Period, or (y) the Conversion Date for Series B Mandatory Convertible Preferred Stock submitted for early conversion occurs on or after the “Ex Date” (as defined below) of the Spin-Off and prior to the time that the Current Market Price of our common stock is determined for purposes of clause (4)(b), then in either case delivery of the shares of our common stock issuable upon conversion will be delayed until the second Business Day immediately after the first date as of which the calculations provided for in clause (4)(b) can be completed.

(5)
We pay or make a dividend or other distribution consisting exclusively of cash to all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.18 per share (the “Dividend Threshold,” subject to adjustment as described below), excluding:

•
a distribution solely pursuant to a Reorganization Event, as to which the provisions described below under the caption “—Recapitalizations, Reclassifications and Changes of Our Common Stock” will apply,

•	any dividend or other distribution in connection with our voluntary or involuntary liquidation, dissolution or winding-up; and

•	any consideration payable as part of a tender or exchange offer described in clause (6) below, in which event, each Fixed Conversion Rate in effect at the Close of Business on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•
the numerator of which is the Current Market Price of our common stock minus the Dividend Threshold (provided that if the distribution is not a regular quarterly cash dividend, then the dividend threshold will, for purposes of such distribution, be deemed to be zero); and

•	the denominator of which is the Current Market Price of our common stock minus the amount per share of such dividend or other distribution.
The Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates pursuant to the provisions described under this “—Anti-Dilution Adjustments” section; provided, however, that no adjustment will be made to the dividend threshold for any adjustment to the Fixed Conversion Rates under this clause (5).
Any adjustment made pursuant to this clause (5) shall become effective immediately after the Close of Business on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (5) is not so paid or so made, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay such dividend or make such other distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.

(6)
We or any of our subsidiaries successfully complete a tender or exchange offer (in each case that would constitute a “tender offer” under the Exchange Act) for our outstanding common stock (which, for the avoidance of doubt, excludes tender or exchange offers for any securities that are convertible, exercisable or exchangeable for common stock, and also excludes any tender offer or exchange offer to holders of fewer than 100 shares of common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the Current Market Price of our common stock, in which event each Fixed Conversion Rate in effect at the Close of Business on the date of expiration of the tender or exchange offer (the “Expiration Date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)	the aggregate cash and fair market value (as determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final, conclusive and binding), on the Expiration Date, of any other consideration paid or payable for shares of our common stock purchased or exchanged in such tender or exchange offer; and

(ii)	the product of:

1.	the Current Market Price of our common stock; and

2.	the number of shares of our common stock outstanding at the time such tender or exchange offer expires (excluding any shares purchased or exchanged in the tender or exchange offer); and

•	the denominator of which shall be equal to the product of:

(i)	the Current Market Price of our common stock; and

(ii)	the number of shares of our common stock outstanding at the time such tender or exchange offer expires (including any shares purchased or exchanged in the tender or exchange offer).
The amount of any adjustment made pursuant to this clause (6) shall be determined on the 10th Trading Day immediately following the Expiration Date, but the adjustment will become effective as of the Close of Business on the Expiration Date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If (x) an adjustment to each Fixed Conversion Rate is required pursuant to this clause (6) during the Settlement Period, or (y) the Conversion Date for Series B Mandatory Convertible Preferred Stock submitted for early conversion occurs on or after the Expiration Date described above and prior to the time that the Current Market Price of our common stock is determined for purposes of this clause (6), then in either case, delivery of the related conversion consideration will be delayed to the second Business Day immediately after the first date as of which the calculations provided for in this clause (6) can be completed.
In cases where the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets as to which clauses (4)(a) or (5) above apply, applicable to one share of our common stock, dividended or distributed to stockholders equals or exceeds the Current Market Price of the common stock (as determined for purposes of calculating the Conversion Rate adjustment pursuant to such clause (4)(a) or (5)), then, in lieu of the adjustment to each Fixed Conversion Rate provided for in such clause (4)(a) or (5), holders of the Series B Mandatory Convertible Preferred Stock will be entitled to receive upon conversion of each share of Series B Mandatory Convertible Preferred Stock, in addition to the consideration otherwise deliverable upon such conversion, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets comprising such dividend or distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive such dividend or distribution, a number of shares of our common stock equal to the Maximum Conversion Rate in effect such record date.
To the extent that we have a rights plan in effect with respect to our common stock on any Conversion Date or the Mandatory Conversion Date, upon conversion of any Series B Mandatory Convertible Preferred Stock, you will receive, in addition to common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case, and only in such case, each Fixed Conversion Rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4)(a) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Notwithstanding anything to the contrary described in this “—Anti-Dilution Adjustments” section, the Fixed Conversion Rates will not be adjusted on account of any rights issued pursuant to a rights plan, except to the extent provided in the preceding sentence. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to any common stock, the rights described therein shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the Conversion Rate, unless and until such rights or warrants have separated from our common stock. We currently do not have a rights plan in effect.
For the purposes of determining the adjustment to the Fixed Conversion Rate for the purposes of:

•
clauses (2), (4)(a) and (5) above, the “Current Market Price” of our common stock is the Average VWAP per share of our common stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the “Ex-Date” (as defined below) with respect to the issuance, distribution or dividend requiring such computation;

•
clause (4)(b) above, the “Current Market Price” of our common stock and the capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, is the Average VWAP per share of common stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive Trading Days commencing on and including the Ex-Date of such distribution (which Average VWAP, in the case of any such capital stock or equity interests, will be determined as if references to our common stock, and the ticker symbol thereof, in the definitions of VWAP and Trading Day were instead references such capital stock or equity interests, or the ticker symbol thereof, as applicable); and

•
clause (6) above, the “Current Market Price” of our common stock is the Average VWAP per share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

The term “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade, regular way, without the right to receive such issuance or distribution. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.
In the event of a taxable distribution to holders of our common stock that results in an adjustment of each Fixed Conversion Rate or other adjustment (or failure to make such adjustment) that has the effect of an increase in each Fixed Conversion Rate, holders of the Series B Mandatory Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend. See “Material United States Federal Income Tax Considerations.” Any applicable withholding taxes (including backup withholding) resulting from any such adjustment (or failure to make such adjustment) may be withheld from any distributions and payments and deliveries upon conversion with respect to the Series B Mandatory Convertible Preferred Stock.
All adjustments to each Fixed Conversion Rate will be calculated to the nearest 1/10,000th of a share of our common stock. Prior to the first Trading Day of the Settlement Period, no adjustment in a Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least one percent in such Fixed Conversion Rate. If any adjustment is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on (x) the earlier of any Early Conversion Date and the Effective Date of any Fundamental Change and (y) each Trading Day of the Settlement Period, adjustments to each Fixed Conversion Rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the Fixed Conversion Rates will be made if holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding Series B Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of the Series B Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the Maximum Conversion Rate then in effect.
We will not be required to adjust either Fixed Conversion Rate except as described above. Notwithstanding anything to the contrary described above, and without limiting the prior sentence, the Fixed Conversion Rates will not be adjusted:

(a)
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of common stock under any plan;

(b)
upon the issuance of any shares of our common stock or rights, warrants, options, units or other securities exercisable for the purchase of those shares pursuant to any present or future retirement, deferred compensation, incentive or other benefit plan or program of or assumed by us or any of our subsidiaries;

(c)
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date, including, without limitation, our Liquid Yield Option Notes due 2021;

(d)	for a change in the par value of our common stock;

(e)	for stock repurchases, including structured or derivative transactions, that are not tender offers;

(f)	as a result of a tender offer that satisfies the exception described in clause (6) above for offers solely to holders of fewer than 100 shares of our common stock;

(g)	as a result of a tender or exchange offer by a person other than us or one or more of our subsidiaries; or

(h)
for accumulated dividends on the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

We will be required, within 10 Business Days following the effectiveness of an adjustment to the Fixed Conversion Rates, to provide, or cause to be provided, a written notice of such adjustment to the holders of the Series B Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth such adjusted Fixed Conversion Rate.
If an adjustment is made to the Fixed Conversion Rates, an inversely proportional adjustment also will be made to each of the Threshold Appreciation Price, the Initial Price and the Floor Price. Whenever any provision of the Certificate of Designations requires us to calculate the VWAP per share of our common stock over a span of multiple days, we will make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Current Market Price and the Average Price (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price, the Floor Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).
If:

•	the record date for a dividend or distribution on shares of our common stock occurs after the end of the Settlement Period and before the Mandatory Conversion Date; and

•
such dividend or distribution would have resulted in an adjustment of the number of shares of common stock issuable to the holders of the Series B Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of the Settlement Period, then we will deem the holders of the Series B Mandatory Convertible Preferred Stock to be holders of record, for each share of their Series B Mandatory Convertible Preferred Stock, of a number of shares of our common stock equal to the Conversion Rate for purposes of that dividend or distribution. In this case, the holders of the Series B Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Series B Mandatory Convertible Preferred Stock.
Recapitalizations, Reclassifications and Changes of Our Common Stock
If there occurs:

•
any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition), in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each such event, a “Reorganization Event,” and such securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of our common stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary described above,

•
from and after the effective time of such Reorganization Event, (i) the consideration due upon conversion or redemption of any Series B Mandatory Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “Description of Series B Mandatory Convertible Preferred Stock” section (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (ii) for purposes of the definition of “Fundamental Change,” the terms “common stock” and “capital stock” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

•
for these purposes, the VWAP of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof); and

•
at the effective time of such Reorganization Event, we may amend the Certificate of Designations without the consent of the holders of the Series B Mandatory Convertible Preferred Stock to give effect to the provisions described in the previous bullet points.

For purposes of the foregoing, the type and amount of Reference Property in the case of any Reorganization Event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders of the Series B Mandatory Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made.
We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the holders of the Series B Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Reference Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.
In connection with any adjustment to the Fixed Conversion Rates described above, we will also adjust the Dividend Threshold (as defined above) based on the number of shares of common stock or other equity interests comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property.
Notices
We will send all notices or communications to holders of the Series B Mandatory Convertible Preferred Stock pursuant to the Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the holders’ respective addresses shown on the register for the Series B Mandatory Convertible Preferred Stock. However, in the case of Series B Mandatory Convertible Preferred Stock in the form of global securities, we are permitted to send notices or communications to holders pursuant to DTC’s procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such holders in writing.
Reservation of Shares
We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon conversion of the Series B Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, a number of shares of our common stock equal to the product of the Maximum Conversion Rate then in effect and the number of shares of the Series B Mandatory Convertible Preferred Stock then outstanding.
Transfer Agent and Registrar
Computershare Inc. and Computershare Trust Company, N.A. are the transfer agent, registrar and conversion and dividend disbursing agent for the Series B Mandatory Convertible Preferred Stock.
Book-Entry, Delivery and Form
The Series B Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Series B Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Series B Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC (“Participants”) or persons who hold interests through such Participants. Ownership of beneficial interests in the Series B Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants).
So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Series B Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Series B Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Designations establishing the terms of the Series B Mandatory Convertible Preferred Stock. No beneficial owner of an interest in the shares of the Series B Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Designations establishing the terms of the Series B Mandatory Convertible Preferred Stock.

Payments of dividends on the global certificate representing the shares of the Series B Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Series B Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Series B Mandatory Convertible Preferred Stock, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate Liquidation Preference of such global certificate representing the shares of the Series B Mandatory Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by Participants to owners of beneficial interests in such global certificate representing the shares of the Series B Mandatory Convertible Preferred Stock held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.
Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.
Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (indirect Participants).
Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations.
If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Series B Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

COMMON STOCK OFFERING
Concurrently with this offering of Series B Mandatory Convertible Preferred Stock, we are offering, by means of a separate prospectus supplement and an accompanying prospectus, 9,509,203 shares of our common stock (and up to an additional 1,426,379 shares of our common stock if the underwriters in the Concurrent Offering exercise their option to purchase additional shares). The closing of this offering of the shares of Series B Mandatory Convertible Preferred Stock is not conditioned upon the closing of the Concurrent Offering, and the closing of the Concurrent Offering is not conditioned upon the closing of this offering of the shares of Series B Mandatory Convertible Preferred Stock.
We estimate that the net proceeds to us from the Concurrent Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1.50 billion (or approximately $1.73 billion if the underwriters in the Concurrent Offering exercise their option to purchase additional shares of common stock in full). There can be no assurance that the Concurrent Offering will be completed. Completion of this offering of the shares of Series B Mandatory Convertible Preferred Stock is not contingent upon the completion of the Concurrent Offering, and the completion of the Concurrent Offering is not contingent upon the completion of this offering.
Our common stock will rank junior to our Series B Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid or set aside for payment on all outstanding shares of our Series B Mandatory Convertible Preferred Stock for all past completed dividend periods, no dividends may be declared or paid on our common stock. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Series B Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accrued and unpaid dividends.
Because the closing of this offering is not contingent upon the completion of the Concurrent Offering, you should not assume that the Concurrent Offering will take place.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax considerations relating to the ownership, disposition and conversion of the Series B Mandatory Convertible Preferred Stock and any common stock received in respect of Series B Mandatory Convertible Preferred Stock. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions, all publicly available and as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the ownership, disposition or conversion of the Series B Mandatory Convertible Preferred Stock or common stock or that any such contrary position would not be sustained by a court.
We assume in this discussion that the Series B Mandatory Convertible Preferred Stock and shares of our common stock will be held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes that may be relevant to holders in light of their particular circumstances, does not discuss the potential application of the Medicare contribution tax, the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws or any non-U.S. tax consequences. This discussion also does not consider any specific facts or circumstances that may apply to holders and does not address the special tax rules applicable to particular holders, such as

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers, dealers or traders in securities;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	owners that hold the Series B Mandatory Convertible Preferred Stock or common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment;

•
persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Series B Mandatory Convertible Preferred Stock or common stock to their financial statements under Section 451 of the Code;

•	persons that own, actually or constructively, more than 5% of the Series B Mandatory Convertible Preferred Stock or common stock; and

•	certain U.S. expatriates.
In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold their Series B Mandatory Convertible Preferred Stock or common stock through partnerships or other entities that are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold the Series B Mandatory Convertible Preferred Stock or common stock should consult his, her, or its own tax advisor regarding the particular tax consequences applicable to them.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of acquiring, holding, disposing of and converting the Series B Mandatory Convertible Preferred Stock or common stock.
For the purposes of this discussion, a “U.S. holder” means a beneficial owner of our Series B Mandatory Convertible Preferred Stock or common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our Series B Mandatory Convertible Preferred Stock or common stock that is not a U.S. holder or a partnership for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Distributions
Distributions paid on the Series B Mandatory Convertible Preferred Stock or our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. holders will be eligible for the dividends-received deduction. U.S. holders should consult their own tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s tax basis in the Series B Mandatory Convertible Preferred Stock or common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Disposition of Our Stock.”
If we make a distribution on our Series B Mandatory Convertible Preferred Stock in the form of our common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. holder. U.S. holders should consult with their tax advisors regarding the tax consequences of a common stock distribution on our Series B Mandatory Convertible Preferred Stock.
Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the Series B Mandatory Convertible Preferred Stock or common stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. holder that has held our Series B Mandatory Convertible Preferred Stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of the Series B Mandatory Convertible Preferred Stock or common stock and will be treated as described under “—Disposition of Our Stock” below. A non-corporate U.S. holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of our Series B Mandatory Convertible Preferred Stock or common stock as long-term capital loss to the extent of the extraordinary dividends the U.S. holder receives that qualify for taxation at the special rates discussed above under “—Distributions.”
Adjustments to Conversion Rate
The conversion rate of our Series B Mandatory Convertible Preferred Stock is subject to adjustment under specified circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Series B Mandatory Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments in the terms of the Series B Mandatory Convertible Preferred Stock (including, without limitation, adjustments in respect of taxable dividends to our common stockholders) may not qualify as being made pursuant to a bona fide reasonable adjustment formula.
If an adjustment that does not qualify as being pursuant to a bona fide reasonable adjustment formula is made, a U.S. holder of Series B Mandatory Convertible Preferred Stock will be deemed to have received a constructive distribution from us, even though such U.S. holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “—Distributions.” Because constructive distributions deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to the U.S. holder.
Under rules currently in effect, we are generally required to report the amount of any deemed distributions on our website or to the IRS and to holders of Series B Mandatory Convertible Preferred Stock not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series B Mandatory Convertible Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Mandatory Convertible and withholding agents may rely on them prior to that date under certain circumstances.
Disposition of Our Stock
Upon the sale or other disposition of shares of Series B Mandatory Convertible Preferred Stock (other than pursuant to a conversion) or common stock, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition and the holder’s adjusted tax basis in such shares. Gain or loss realized on the sale or other disposition generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other disposition the Series B Mandatory Convertible Preferred Stock or the common stock has been held for more than one year. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses may be subject to limitations.
Conversion of Series B Mandatory Convertible Preferred Stock into Common Stock
A U.S. holder generally will not recognize gain or loss upon the conversion of our Series B Mandatory Convertible Preferred Stock into shares of our common stock, except that any cash or common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Distributions,” with any common stock received in respect of such dividends treated as if the U.S. holder had received cash equal to the fair market value of any such common stock determined as of the date of conversion. In addition, a U.S. holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the U.S. holder’s tax basis in the fractional share of our common stock).
The tax treatment of a U.S. holder’s receipt of any cash or common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared, or paid in respect of any fundamental change dividend make-whole amount, is uncertain. Although not free from doubt, we believe the receipt of such cash or common stock should be treated as additional consideration received by the U.S. holder upon conversion of the Series B Mandatory Convertible Preferred Stock into shares of our common stock. Accordingly, in the event we choose to pay solely common stock in respect of such amount, the receipt of such stock should be taxed as described in the preceding paragraph. In the event we choose to pay cash or a combination of cash and common stock in respect of such amount, the receipt of such cash should be taxable to the extent of any gain realized by the U.S. holder. For this purpose, the gain realized generally would equal the excess, if any, of (i) the sum of the fair market value of our common stock received upon conversion and the cash received (other than amounts of cash or common stock received in respect of accrued and unpaid dividends that have been declared) over (ii) the U.S. holder’s tax basis in our Series B Mandatory Convertible Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of such cash is considered to have the effect of a dividend, such gain (to the extent recognized) will be taxable as dividend income, to the extent of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of cash received in respect of accrued but unpaid dividends that have not been declared, or in respect of any fundamental change dividend make-whole amount, exceeds the gain realized by a U.S. holder, the excess amount will not be taxable to such U.S. holder but will reduce its adjusted tax basis in our common stock.
U.S. holders should be aware that the tax treatment described above in respect of the payments of cash or common stock made in respect of accrued and unpaid dividends that have not been declared and any fundamental change dividend make-whole amount is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to the accrued and unpaid dividends that have not been declared and any fundamental change dividend make-whole amount represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions.”
Because payments of common stock that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. holder.
Except as discussed in the last sentence of this paragraph, a U.S. holder’s tax basis in shares of common stock received upon conversion of the Series B Mandatory Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the adjusted tax basis of the converted shares of the Series B Mandatory Convertible Preferred Stock, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of common stock will include the holding period of the converted shares of Series B Mandatory Convertible Preferred Stock. A U.S. holder’s tax basis in common stock received may be further reduced under the rules described above under “—Extraordinary Dividends.” Common stock received in payment of accrued but unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have a tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.
In the event a U.S. holder’s Series B Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Backup Withholding and Information Reporting
Information returns are required to be filed with the IRS in connection with distributions (including constructive distributions) on our Series B Mandatory Convertible Preferred Stock or our common stock and the proceeds from a sale or other disposition of such stock, unless a U.S. holder is an exempt recipient. A U.S. holder may also be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.
Tax Considerations Applicable to Non-U.S. Holders
Distributions
Subject to the discussion below on effectively connected income, distributions or other payments that are treated as dividends (see “—Tax Considerations Applicable to U.S. Holders—Distributions,” “—Conversion of Series B Mandatory Convertible Preferred Stock into Common Stock”), including deemed distributions described above under “—Tax Considerations Applicable to U.S. Holders—Adjustments to Conversion Rate,” generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Because constructive distributions or distributions made in common stock to a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we (or an applicable withholding agent) will withhold the U.S. federal tax on such dividend from any cash, shares of common stock, or sales proceeds otherwise payable to the non-U.S. holder.
Gain on Disposition of Our Stock
Subject to the discussions above under “—Distributions,” and below under “—Information Reporting and Backup Withholding” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our Series B Mandatory Convertible Preferred Stock or our common stock unless:

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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

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the non-U.S. holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

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we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “U.S. real property holding corporation.” We believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation.”

Conversion of Series B Mandatory Convertible Preferred Stock into Common Stock
A non-U.S. holder generally will not recognize gain or loss upon the conversion of Series B Mandatory Convertible Preferred Stock into our common stock, except that (1) cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share and will be subject to the treatment described above under “—Gain on Disposition of Our Stock,” (2) cash or common stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under “Tax Considerations Applicable to U.S. Holders—Conversion of Series B Mandatory Convertible Preferred Stock into Common Stock,” and (3) cash or common stock received in respect of accrued and unpaid dividends that have not been declared or any fundamental change dividend make-whole amount should be treated in the manner described above under “Tax Considerations Applicable to U.S. Holders—Conversion of Series B Mandatory Convertible Preferred Stock into Common Stock.” In the case of payments described in (2), a non-U.S. holder should expect a withholding agent to withhold tax from such amounts, as described above under “—Distributions.” In the case of payments described in (3), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under “—Distributions.”
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions (including deemed distributions) on the Series B Mandatory Convertible Preferred Stock or common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on the Series B Mandatory Convertible Preferred Stock or common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “—Distributions,” will generally be exempt from U.S. backup withholding.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Series B Mandatory Convertible Preferred Stock or common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.
Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends (including deemed dividends) on, and gross proceeds from the sale or other disposition of, the Series B Mandatory Convertible Preferred Stock or common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA.
Withholding under FATCA generally will apply to payments of dividends on the Series B Mandatory Convertible Preferred Stock or common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of the Series B Mandatory Convertible Preferred Stock or common stock, under recently proposed U.S. Treasury Regulations withholding on payments of such gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
If withholding under FATCA is required on any payment related to the Series B Mandatory Convertible Preferred Stock or common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the Series B Mandatory Convertible Preferred Stock or common stock and the entities through which they hold the Series B Mandatory Convertible Preferred Stock or common stock.
The preceding discussion of material U.S. federal tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of the purchasing, converting, and disposing of the Series B Mandatory Convertible Preferred Stock or common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING
We and the underwriters for the offering named below, for whom Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., and Evercore Group L.L.C. are acting as representatives, have entered into an underwriting agreement with respect to the shares of Series B Mandatory Convertible Preferred Stock. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Name of Underwriter	Number of Initial Securities to be Purchased
Goldman Sachs & Co. LLC	465,000
J.P. Morgan Securities LLC	310,000
Citigroup Global Markets Inc.	232,500
Evercore Group L.L.C.	232,500
Credit Suisse Securities (USA) LLC	116,250
Commerz Markets LLC	19,375
Mizuho Securities USA LLC	19,375
MUFG Securities Americas Inc.	19,375
Raymond James & Associates, Inc.	19,375
RBC Capital Markets, LLC	19,375
Scotia Capital (USA) Inc.	19,375
SMBC Nikko Securities, Inc.	19,375
TD Securities (USA) LLC	19,375
U.S. Bancorp Investments, Inc.	19,375
Wells Fargo Securities, LLC	19,375
Total	1,550,000
The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of Series B Mandatory Convertible Preferred Stock included in this offering are subject to approval of certain legal matters by counsel and to other customary conditions. The underwriters are obligated to purchase all of the shares of Series B Mandatory Convertible Preferred Stock reflected in the table above if they purchase any of the shares of Series B Mandatory Convertible Preferred Stock. The offering of the shares of Series B Mandatory Convertible Preferred Stock by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.
The underwriters propose to offer the shares of Series B Mandatory Convertible Preferred Stock directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. Shares of Series B Mandatory Convertible Preferred Stock sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $18.00 per share. After the initial offering of the shares of Series B Mandatory Convertible Preferred Stock to the public, the representatives may change the public offering price and concessions.
One or more individuals and entities affiliated with Steven Rales, the Chairman of our Board, or Mitchell Rales, one of our directors and Chairman of our Executive Committee (collectively, the “Affiliated Entities”), have agreed to purchase 93,300 shares of Series B Mandatory Convertible Preferred Stock (representing an aggregate liquidation preference of $93.3 million) in this offering at the public offering price for investment purposes. The underwriters will not receive any underwriting discounts or commissions on any shares of Series B Mandatory Convertible Preferred Stock sold to the Affiliated Entities. Steven Rales, Mitchell Rales and certain of our other executive officers have entered into lock-up agreements with the underwriters as described below.

Over-Allotment Option
We have granted the underwriters an option to purchase from us up to an additional 167,500 shares of Series B Mandatory Convertible Preferred Stock to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The shares purchased under this over-allotment option will be purchased at the public offering price, less the underwriting discount and commissions, subject to certain possible adjustments. The underwriters may exercise this option in whole or, from time to time, in part, through and including the 30th day after the date of this prospectus supplement. If any additional shares of Series B Mandatory Convertible Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the other shares are being offered.
If the underwriters exercise their over-allotment option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our Series B Mandatory Convertible Preferred Stock in approximately the same proportion as shown in the table above.
Underwriting Discount
The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Series B Mandatory Convertible Preferred Stock.

	Without over- allotment exercise	With full over- allotment exercise
Per Share	$30.00	$30.00
Total	$43,701,000.00	$48,726,000.00
We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $800,000.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Listing
Prior to this offering, there has been no public market for the Series B Mandatory Convertible Preferred Stock. We intend to apply to have the Series B Mandatory Convertible Preferred Stock listed on The New York Stock Exchange under the symbol “DHR PR B.” Our common stock is listed on The New York Stock Exchange under the symbol “DHR.”
Electronic Prospectus Delivery
This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.
No Sales of Similar Securities
We have agreed that, subject to certain exceptions and without the prior written consent of Goldman Sachs & Co. LLC , we will not, during the period from and including the date of this prospectus supplement through and including the 60th day after the date of this prospectus supplement, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Series B Mandatory Convertible Preferred Stock, common stock or securities convertible into or exercisable or exchangeable for common stock (other than the securities, common stock and shares issued pursuant to employee incentive, retirement, deferred compensation or other benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Series B Mandatory Convertible Preferred Stock, common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date of the underwriting agreement); (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Series B Mandatory Convertible Preferred Stock or common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or (3) file, confidentially submit or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Series B Mandatory Convertible Preferred Stock, common stock or securities convertible, exercisable or exchangeable into Series B Mandatory Convertible Preferred Stock, common stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to:

•	the sale of shares of Series B Mandatory Convertible Preferred Stock to the underwriters;

•	the issuance by us of shares of common stock upon conversion of the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Convertible Preferred Stock;

•	the issuance by us of shares of common stock issued as dividends on the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Convertible Preferred Stock;

•	the issuance by us of the common stock in the Concurrent Offering;

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securities, including common stock, issued pursuant to existing employee, incentive, retirement, deferred compensation or other benefit plans, qualified stock option plans or other employee compensation plans;

•	shares of common stock issuable to existing security holders upon conversion of our Liquid Yield Option Notes due 2021;

•	the filing by us of any registration statement on Form S-8;

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the issuance by us of shares of common stock, restricted stock awards or options to purchase shares in connection with acquisitions, joint ventures, commercial relationships or other strategic relationships provided that the number of shares of our common stock issued in connection with such acquisitions and other transactions does not exceed 5% of the aggregate number of shares of our common stock outstanding immediately following the Concurrent Offering and certain other conditions are satisfied; and

•	securities, including common stock, issued by our subsidiaries.
Certain of our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons has agreed that, without the prior written consent of Goldman Sachs & Co. LLC, on behalf of the underwriters, and subject to certain exceptions, such person will not, directly or indirectly, during the period commencing on and including the date of such person’s lock-up agreement through and including the 60th day after the date of this prospectus supplement (the “Lock-Up Period), (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our Series B Mandatory Convertible Preferred Stock or common stock (including, without limitation, shares of our common stock that may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and shares of our common stock that may be issued upon exercise of any options or warrants), or securities convertible into or exercisable or exchangeable for our common stock, (2)

enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our Series B Mandatory Convertible Preferred Stock or common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of our common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company.
The restrictions described in the immediately preceding paragraph will not apply to:

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transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering or the Concurrent Offering, subject to certain limitations;

•	bona fide gifts of shares of any class of our capital stock, subject to certain limitations;

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sales or other dispositions of shares of any class of our capital stock that are made exclusively between and among such person or members of such person’s family, or to any trust for the direct or indirect benefit of such person or the members of such person’s family, or between and among affiliates of such person, including its partners (if a partnership), members (if a limited liability company), beneficiaries (if a trust), stockholders or other equityholders;

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transfers or dispositions of shares of any class of our capital stock or such other securities by operation of law pursuant to a court or regulatory agency order or a qualified domestic relations order or in connection with a divorce settlement or other domestic relations order, subject to certain limitations;

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transfers or dispositions of shares of any class of our capital stock or such other securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a family member of such person, subject to certain limitations;

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transfers or dispositions of shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock to us pursuant to any contractual arrangement in effect on the date of the lock-up agreement that provides for the repurchase of such person’s common stock or such other securities by us or in connection with the termination of the such person’s employment, subject to certain limitations;

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the forfeiture or surrender to us of shares of our common stock to cover the exercise price of, or tax withholding obligations upon the vesting, exercise or delivery of, restricted share units, performance stock units, stock options and other equity based compensation granted to such person pursuant to any employee equity incentive plan existing on the date hereof, subject to certain limitations;

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the exercise of warrants or the exercise of stock options granted pursuant to our stock option/incentive plans or otherwise outstanding on the date of the lock-up agreement, provided that the restrictions shall apply to shares of our common stock issued upon such exercise or conversion;

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, subject to certain limitations;

•	sales of our common stock pursuant to Rule 10b5-1 trading plans existing on the date of the underwriting agreement, subject to certain limitations;

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any demands or requests for, the exercise of any right with respect to, or the taking of any action in preparation of, the registration by us under the Securities Act of such party’s shares of our common stock or other securities, provided that no transfer of such shares of our common stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of such person’s shares of our common stock during the Lock-Up Period; and

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with respect to one of our directors, the transfer of up to 500,000 shares of common stock as a bona fide gift to a charitable foundation and, at the charitable foundation’s discretion, the subsequent sale or transfer of such shares, subject to certain limitations.

Goldman Sachs & Co. LLC, in its discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may over-allot shares of Series B Mandatory Convertible Preferred Stock or effect transactions with a view to supporting the market price of such shares at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the shares is made, and, if begun, may cease at any time. Any stabilization action or over-allotment must be carried out in accordance with applicable laws and rules. The underwriters may purchase and sell shares in the open market, including through short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering.
The underwriters have advised us that they also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the shares. As a result, the price of such shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including acting as underwriters (including as underwriters in the April Eurobond Offering), managers, agents, swap providers, arrangers or issuing and paying agents, for which they received or will receive customary fees and expenses. For example, certain of the underwriters or their affiliates are currently serving as underwriters for our Concurrent Offering of common stock. In addition, certain of the underwriters or their affiliates currently serve as lenders and/or agents under our credit facilities.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of Series B Mandatory Convertible Preferred Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Series B Mandatory Convertible Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
European Economic Area and United Kingdom
Each underwriter has represented and agreed that it has not offered, sold or otherwise made shares available to and the shares should not be offered, sold or otherwise made available to any retail investor in the EEA and the United Kingdom. For the purposes of this provision, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.
United Kingdom
Each underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.
Canada
The shares offered may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the company has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”). None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Switzerland
This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the shares with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

LEGAL MATTERS
Certain legal matters in connection with the offering of the Series B Mandatory Convertible Preferred Stock will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with the offering of the Series B Mandatory Convertible Preferred Stock will be passed upon for the underwriters by Latham & Watkins LLP.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
The combined financial statements of GE BioPharma as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Danaher Corporation
Debt Securities
Guarantees
Common Stock
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts
Units
DH Europe Finance S.à r.l.
Senior Debt Securities
(fully and unconditionally guaranteed by Danaher Corporation)
DH Europe Finance II S.à r.l.
Senior Debt Securities
(fully and unconditionally guaranteed by Danaher Corporation)
______________________
We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this document. You should read this prospectus and any applicable prospectus supplement that we file with the Securities and Exchange Commission before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
The common stock of Danaher Corporation trades on The New York Stock Exchange under the symbol “DHR”.
______________________
Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
______________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
______________________
The date of this prospectus is July 9, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, Danaher, Danaher International, Danaher International II and/or selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or selling securityholders may offer. Each time Danaher, Danaher International, Danaher International II or any selling securityholder uses this prospectus to sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement and/or any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any other offering material that we authorize, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we file with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Danaher and its consolidated subsidiaries and/or, where applicable, to Danaher International or Danaher International II as an issuer of debt securities; the term “Danaher” refers to Danaher Corporation, a Delaware corporation; the term “Danaher International” refers to DH Europe Finance S.à r.l., a private limited liability company duly organized and existing under the laws of Luxembourg; and the term “Danaher International II” refers to DH Europe Finance II S.à r.l., a private limited liability company duly organized and existing under the laws of Luxembourg.
Pursuant to Rule 3-10(b) (“Rule 3-10(b)”) of Regulation S-X, this prospectus does not contain separate financial statements for Danaher International or Danaher International II since Danaher International and Danaher International II are both indirect subsidiaries of Danaher that are 100% owned by Danaher, and Danaher files consolidated financial information under the Exchange Act. Each of Danaher International, which was formed on June 2, 2015, and Danaher International II, which was formed on May 31, 2019, is a “finance subsidiary” of Danaher under Rule 3-10(b) with no independent function other than financing activities. Danaher will provide a full and unconditional guarantee of Danaher International’s obligations and Danaher International II’s obligations under their respective debt securities, and no other subsidiary of Danaher will guarantee these obligations.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danaher.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
As noted above, this prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below filed by Danaher (File No. 001-08089) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2019 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2019;

•	Current Reports on Form 8-K filed with the SEC on February 25, 2019 (Item 1.01 only); March 1, 2019 and May 8, 2019; and

•
The description of our common stock contained in our Registration Statement on Form 8-B filed on November 3, 1986, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037-1701
Attention: Investor Relations
(202) 828-0850
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement include “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs or other distributions (including the anticipated initial public offering of Danaher’s Dental business), strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Danaher intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.
Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Important factors that could cause actual results to differ materially from those envisaged in the forward-looking statements include the following:

•
We may not complete our pending acquisition (the “GE Biopharma Acquisition”) of the Biopharma Business of GE Life Sciences (the “GE Biopharma Business”) within the time frame we anticipate or at all; any regulatory approval of the GE Biopharma Acquisition may be subject to conditions; and the GE Biopharma Acquisition could negatively impact our business, financial statements and stock price.

•
We have outstanding debt, and our debt will increase as a result of the GE Biopharma Acquisition. Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our liquidity and financial statements.

•
We intend to conduct an initial public offering of shares of our Dental business in the second half of 2019. Subsequent to the initial public offering, we intend to distribute our remaining equity interest in the Dental business in one or more spin-off and/or split-off transactions, and in addition to or in lieu of such transactions may sell additional shares of the Dental business in one or more publicly registered offerings or private placements. Any or all of these transactions may not be completed on the currently contemplated timeline or at all and may not achieve the intended benefits.

•	Conditions in the global economy, the particular markets we serve and the financial markets may adversely affect our business and financial statements.

•
Significant developments or uncertainties stemming from the U.S. administration, including changes in U.S. trade policies, tariffs and the reaction of other countries thereto, could have an adverse effect on our business.

•	Our growth could suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.

•
We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce prices for our products and services.

•	Our growth depends in part on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation.

•	Our reputation, ability to do business and financial statements may be impaired by improper conduct by any of our employees, agents or business partners.

•
Certain of our businesses are subject to extensive regulation by the U.S. Food and Drug Administration and by comparable agencies of other countries, as well as laws regulating fraud and abuse in the health care industry and the privacy and security of health information. Failure to comply with those regulations could adversely affect our reputation, ability to do business and financial statements.

•
Our products are subject to clinical trials, the results of which may be unexpected, or perceived as unfavorable by the market, and could have a material adverse effect on our business, financial condition or results of operations.

•
The health care industry and related industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce costs, which could adversely affect our financial statements.

•
Any inability to consummate acquisitions at our historical rate and at appropriate prices and to make appropriate investments that support our long-term strategy, could negatively impact our growth rate and stock price.

•	Our acquisition of businesses, investments, joint ventures and strategic relationships could negatively impact our financial statements.

•	The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and as a result we may face unexpected liabilities.

•	Divestitures and other dispositions could negatively impact our business, and contingent liabilities from businesses that we have disposed could adversely affect our financial statements.

•
We could incur significant liability if the anticipated IPO of our Dental business, any subsequent spin-off and or split-off of, or sale of additional shares of our Dental business, the 2016 spin-off of Fortive or the 2015 split-off of our communications business is determined to be a taxable transaction.

•
Potential indemnification liabilities related to the anticipated IPO of our Dental business, any subsequent spin-off and or split-off of, or sale of additional shares of our Dental business, the 2016 spin-off of Fortive and the 2015 split-off of our communications business could materially and adversely affect our business and financial statements.

•	A significant disruption in, or breach in security of, our information technology systems or violation of data privacy laws could adversely affect our business, reputation and financial statements.

•
Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business, reputation and financial statements.

•	Our businesses are subject to extensive regulation; failure to comply with those regulations could adversely affect our financial statements and our business, including our reputation.

•	Our restructuring actions could have long-term adverse effects on our business.

•	We may be required to recognize impairment charges for our goodwill and other intangible assets.

•	Foreign currency exchange rates may adversely affect our financial statements.

•	Changes in tax law relating to multinational corporations could adversely affect our tax position.

•	We are subject to a variety of litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements.

•
If we do not or cannot adequately protect our intellectual property, or if third parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights.

•
Third parties may claim that we are infringing or misappropriating their intellectual property rights and we could suffer significant litigation expenses, losses or licensing expenses or be prevented from selling products or services.

•
The United States government has certain rights to use and disclose some of the intellectual property that we license and could exclusively license it to a third party if we fail to achieve practical application of the intellectual property.

•
Defects and unanticipated use or inadequate disclosure with respect to our products or services (including software), or allegations thereof, could adversely affect our business, reputation and financial statements.

•
The manufacture of many of our products is a highly exacting and complex process, and if we directly or indirectly encounter problems manufacturing products, our reputation, business and financial statements could suffer.

•
Adverse changes in our relationships with, or the financial condition, performance, purchasing patterns or inventory levels of, key distributors and other channel partners could adversely affect our financial statements.

•
Certain of our businesses rely on relationships with collaborative partners and other third parties for development, supply and marketing of certain products and potential products, and such collaborative partners or other third parties could fail to perform sufficiently.

•	Our financial results are subject to fluctuations in the cost and availability of commodities that we use in our operations.

•
If we cannot adjust our manufacturing capacity or the purchases required for our manufacturing activities to reflect changes in market conditions and customer demand, our profitability may suffer. In addition, our reliance upon sole or limited sources of supply for certain materials, components and services could cause production interruptions, delays and inefficiencies.

•	Changes in laws or governmental regulations may reduce demand for our products or services or increase our expenses.

•	Work stoppages, union and works council campaigns and other labor disputes could adversely impact our productivity and results of operations.

•	International economic, political, legal, compliance, trade and business factors could negatively affect our financial statements.

•	Significant developments stemming from the United Kingdom’s decision to exit the EU could have an adverse effect on our business.

•	If we suffer loss to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.

•	Our defined benefit pension plans are subject to financial market risks that could adversely affect our financial statements.
See the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act, and in any applicable prospectus supplement, for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

DANAHER CORPORATION
Danaher Corporation designs, manufactures and markets professional, medical, industrial and commercial products and services, which are typically characterized by strong brand names, innovative technology and major market positions. We are committed to innovating and developing forward-looking technologies that solve our customers’ most complex challenges. Danaher’s research and development, manufacturing, sales, distribution, service and administrative facilities are located in more than 60 countries. Our business consists of four segments: Life Sciences; Diagnostics; Dental; and Environmental & Applied Solutions. Danaher strives to create shareholder value primarily through three strategic priorities:

•	enhancing its portfolio in attractive science and technology markets through strategic capital allocation;

•	strengthening its competitive advantage through consistent application of the DANAHER BUSINESS SYSTEM (“DBS”) tools; and

•	consistently attracting and retaining exceptional talent.
Danaher measures its progress against these strategic priorities over the long-term based primarily on financial metrics relating to revenue growth, profitability, cash flow and capital returns.
The Company’s businesses use a set of growth, lean and leadership tools and processes, known as the DANAHER BUSINESS SYSTEM, which are designed to continuously improve business performance in the critical areas of quality, delivery, cost, growth and innovation. Within the DBS framework, the Company pursues a number of ongoing strategic initiatives relating to customer insight generation, product development and commercialization, global sourcing of materials and services, manufacturing improvement and sales and marketing impact.
Danaher Corporation, originally DMG, Inc., was organized in 1969 as a Massachusetts real estate investment trust. In 1978 it was reorganized as a Florida corporation under the name Diversified Mortgage Investors, Inc. which in a second reorganization in 1980 became a subsidiary of a newly created holding company named DMG, Inc. DMG, Inc. adopted the name Danaher in 1984 and was reincorporated as a Delaware corporation in 1986.
Our common stock is listed on the New York Stock Exchange under the ticker symbol “DHR.” Our executive offices are located at 2200 Pennsylvania Avenue N.W., Suite 800W, Washington, D.C. 20037, and our telephone number is (202) 828-0850. For additional information concerning Danaher, please see “Where You Can Find More Information.”
DH EUROPE FINANCE S.à r.l.
DH Europe Finance S.A. was organized on June 2, 2015 as a public limited liability company (société anonyme), under the laws of Luxembourg, and subsequently converted to a private limited liability company (société à responsibilité limitée) on June 24, 2019. Its registered office is located at 1B Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg. Danaher International is registered with the Luxembourg Trade and Companies Register under number B197.470, is an indirect wholly-owned finance subsidiary of Danaher Corporation, and conducts no independent operations other than its financing activities. Danaher International’s telephone number is +352 27-84-80-58.
DH EUROPE FINANCE II S.à r.l.
DH Europe Finance II S.à r.l. was organized on May 31, 2019 as a private limited liability company ( société à responsibilité limitée ), under the laws of Luxembourg. Its registered office is located at 1B Heienhaff, L-1736 Senningerberg Grand Duchy of Luxembourg. Danaher International is registered with the Luxembourg Trade and Companies Register under number B 235.237, is an indirect wholly-owned finance subsidiary of Danaher Corporation, and conducts no independent operations other than its financing activities. Danaher International’s telephone number is +352 27-84-80-58.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities we offer under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, share repurchases, payment of dividends and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DANAHER DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that Danaher may issue separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. As used in this section, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under the applicable indenture. As used in this “Description of Danaher Debt Securities,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.
Senior debt securities will be issued under an indenture dated December 11, 2007 between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a second supplemental indenture dated July 1, 2019 between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time. This indenture and supplemental indenture are referred to collectively as the “senior indenture.” Subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee or trustees identified in the prospectus supplement, the form of which is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. This indenture is referred to as the “subordinated indenture.” We refer to the indentures described above as the “indentures” or the “indenture,” as applicable. The following summaries of certain provisions of the indentures and the debt securities are not complete and the summaries are subject to the detailed provisions of the applicable indenture. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement and/or free writing prospectus for particular terms of our debt securities.
The indentures will not limit the aggregate principal amount of debt securities that we may issue, and will permit us to issue securities from time to time in one or more series. The indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the senior indenture does restrict us and our subsidiaries from granting certain security interests on certain of our or their property or assets unless the senior debt securities are equally secured. See “—Covenants in the Senior Indenture” below.
The debt securities will be unsecured obligations of Danaher. We currently conduct substantially all of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.
The applicable prospectus supplement and/or free writing prospectus will describe the following terms of any series of debt securities that we may offer:

•	the title and type of the debt securities;

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whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	the initial aggregate principal amount of the debt securities and any limit on such amount;

•	the person who will receive interest payments on any debt securities if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

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if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

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the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

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if the debt securities will be issued in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;

•	any provisions granting special rights if certain events happen;

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any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities not inconsistent with the provisions of the indenture.
Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.
We will have the ability under each indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.
We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
Payment and Paying Agents
Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.
Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.
Senior Debt Securities
Senior debt securities will be issued under the senior indenture. Payment of the principal of, premium, if any, and interest on senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities
Subordinated debt securities will be issued under the subordinated indenture. Subordinated debt securities of a particular series will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series. The definition of senior indebtedness will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.
Upon any payment or distribution of our assets to creditors or upon our total or partial liquidation or dissolution or in a bankruptcy, receivership, or similar proceeding relating to us or our property, holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled (other than securities of Danaher or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at the least to the extent provided pursuant to these subordination provisions, to the payment of all senior indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) will be made to the holders of senior indebtedness, all as described in the applicable prospectus supplement. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of subordinated debt securities, together with the holders of any of our obligations ranking in parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts then due and owing with respect to such subordinated debt securities and other obligations, before any payments or distributions will be made on account of any of our capital stock or other obligations ranking junior to such subordinated debt securities and other obligations.
If we default in the payment of any principal of, premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to us by the holders of senior indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment shall be made or agreed to be made on account of the principal, premium, if any, or interest on any of the subordinated debt securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated debt securities.
By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.
Events of Default
Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on our debt securities of that series for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

•	failure to deposit any sinking fund payment on debt securities of that series when due;

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failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the debt securities in the indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the indenture, or which is included in the indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	any other event of default with respect to debt securities of that series established pursuant to the applicable supplemental indenture.
An event of default with respect to one series of debt securities is not necessarily an event of default for another series.
If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to those debt securities or (2) a default with respect to a provision of the applicable indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the applicable indenture.
If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.
A holder may institute a suit against us for enforcement of such holder’s rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

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holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

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the trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of the applicable indenture; and

•	the trustee does not institute the requested proceeding within 60 days following such notice.
The indentures will require us to annually deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.
A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.
Satisfaction and Discharge of the Indentures
An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

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all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;
and if, in either case, we also pay or cause to be paid all other sums payable under the applicable indenture by us and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.
Legal Defeasance and Covenant Defeasance
Any series of our debt securities will be subject to the defeasance and discharge provisions of the applicable indenture unless otherwise specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

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legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities, including any subordination provisions; or

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covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.
Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if: with respect to debt securities denominated in U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

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with respect to debt securities denominated in a currency other than U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal, premium and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

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we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

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no event which is, or after notice or lapse of time would become, an event of default under the indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

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the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on us;

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such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance;

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if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made;

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with respect to any series of subordinated debt securities, at the time of such deposit, (1) no default in the payment of principal, premium or interest with respect to any senior indebtedness shall have occurred and be continuing, (2) no event of default shall have resulted in any senior indebtedness becoming, and continuing to be, due and payable prior to the date it would otherwise have become due and payable (unless payment of such senior indebtedness has been provided for), and (3) no other event of default shall have occurred and be continuing which permits the holders thereof to declare such indebtedness due and payable prior to the date it would otherwise have become due and payable; and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver
We and the trustee may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected thereby is required for any of the following modifications or amendments:

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to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the indenture;

•	to reduce the rate of, or change the stated maturity of any installment of, interest on any debt security;

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to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security;

•	to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;

•	to change any place of payment where any debt security or any premium or interest thereon is payable;

•	to change the right to convert any debt security in accordance with its terms;

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to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);

•	to modify the provisions of the indenture with respect to subordination of debt securities in a manner adverse to any registered holder of a debt security; or

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generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.
In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•	to evidence that another person has become our successor and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;

•	to surrender any of our rights or powers under the indenture, or to add to our covenants further covenants for the protection of the holders of all or any series of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

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to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make other provisions in regard to matters or questions arising under the indenture;

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to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there are no debt securities of that series outstanding;

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to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

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with respect to the subordinated indenture, to add to, change or eliminate any of the subordination provisions in the indenture or change the definition of “senior indebtedness” in respect of one or more series of debt securities, provided that any such addition, change or elimination does not adversely affect the interests of the holders of outstanding debt securities in any material respect;

•	to establish the form or terms of debt securities of any series; and

•	to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.
Certain Covenants
In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and/or free writing prospectus and except as may be otherwise set forth in the accompanying prospectus supplement and/or free writing prospectus, the indenture will require us, subject to certain limitations described therein, to, among other things, do the following:

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deliver to the trustee all information, documents and reports required to be filed by us with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;

•	deliver to the trustee annual officers’ certificates with respect to our compliance with our obligations under the indenture;

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maintain the existence, rights and franchises of us and our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act), except to the extent our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not adverse in any material respect to the holders of the debt securities; and

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pay, and cause our significant subsidiaries to pay, our and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.

Notice of Redemption
Notice of any redemption of debt securities will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by Danaher, in such manner as complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless Danaher defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.
If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Covenants in the Senior Indenture
You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”
Limitation on Secured Debt
Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, we will not, and will not permit any Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the senior debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

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purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

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mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

•	security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

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security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

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security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;

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any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;

•	any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;

•	any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;

•	landlords’ liens on fixtures located on premises leased by us or a Subsidiary in the ordinary course of business; or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.
Limitation on Sale and Leaseback Transactions
Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, the senior indenture provides that we will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•
we or such Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

•
an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt as shown on our most recent consolidated balance sheet and which in the case of such Indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the senior debt securities.

Exempted Indebtedness
Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the senior debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.

Certain Definitions
Set forth below are certain defined terms used in the senior indenture. Reference is made to the senior indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of senior debt securities.
The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
The term “Consolidated Assets” means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.
The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of us and our Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at our option or the option of any Subsidiary for a term in excess of twelve months from the date of determination.
The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.
The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be required to be accounted for as finance leases on Danaher’s consolidated balance sheet; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet.
The term “Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.
The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or Indebtedness of any Subsidiary that owns a Principal Property.
The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries.
Consolidation, Merger and Sale of Assets
Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

•
the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust, and it expressly assumes our obligations with respect to outstanding debt securities by executing a supplemental indenture;

•
immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Conversion Rights
We will describe the terms upon which debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.
Denomination
Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency. Except as may be provided otherwise in the applicable prospectus supplement and/or free writing prospectus, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000.
Our Trustee
Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us and/or may from time to time have other business arrangements with us. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us.
Governing Law
The indentures and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF DANAHER INTERNATIONAL AND DANAHER INTERNATIONAL II DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that Danaher International or Danaher International II may offer from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. As used in this section, “debt securities” means the senior debentures, notes, bonds and other evidences of indebtedness that Danaher International or Danaher International II issues and a trustee authenticates and delivers under the applicable indenture. As used in this “Description of Danaher International Debt Securities,” the term “Danaher International,” refers to DH Europe Finance S.à r.l. (formerly known as DH Europe Finance S.A.) and the term “Danaher International II” refers to DH Europe Finance S.à r.l. References to an “issuer,” “we,” “our” and “us” refer to either Danaher International or Danaher International II, as applicable, and references to “Danaher” refer to Danaher Corporation and do not, unless the context otherwise indicates, include Danaher’s subsidiaries.
Debt securities issued by Danaher International will be issued under an indenture dated July 8, 2015 by and among Danaher Corporation, as guarantor, DH Europe Finance S.à r.l. (formerly known as DH Europe Finance S.A.), as issuer, and the Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a third supplemental indenture dated July 1, 2019 between DH Europe Finance S.à r.l. and The Bank of New York Mellon Trust Company, N.A., as trustee, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time. This indenture is referred to in this section as the “Danaher International indenture.” Debt securities issued by Danaher International II will be issued under an indenture to be entered into by and among Danaher Corporation, as guarantor, DH Europe Finance II S.à r.l., as issuer, and the Bank of New York Mellon Trust Company, N.A., as trustee, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time. This indenture is referred to in this section as the “Danaher International II indenture.” Each of the Danaher International indenture and the Danaher International II indenture is referred to as an “indenture” and collectively as the “indentures.” The following summaries of certain provisions of the indentures and the debt securities are not complete and the summaries are subject to the detailed provisions of the indentures. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement and/or free writing prospectus for particular terms of the debt securities.
The indentures will not limit the aggregate principal amount of debt securities that we may issue, and will permit us to issue securities from time to time in one or more series. The indentures do not contain any provisions that would limit Danaher’s or either issuer’s ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Danaher and/or the applicable issuer. However, the indentures do restrict Danaher and its subsidiaries, including the issuers, from granting certain security interests on certain property or assets of Danaher and/or its subsidiaries unless the debt securities are equally secured. See “—Covenants in the Indentures” below.
The debt securities will be unsecured obligations of Danaher International or Danaher International II, as applicable, and will be fully and unconditionally guaranteed by Danaher. Payment of the principal of, premium, if any, and interest on debt securities will rank equally with all of the applicable issuer’s other unsecured and unsubordinated debt. Each of Danaher International and Danaher International II is a finance subsidiary of Danaher that conducts no independent operations of its own other than financing activities, and Danaher is a holding company that conducts substantially all of its operations through its subsidiaries, and, as a result, the holders of debt securities will be effectively subordinated to the creditors of Danaher’s subsidiaries. This means that all claims of creditors (including trade creditors) of Danaher’s other subsidiaries will have priority with respect to the assets of such subsidiaries over Danaher’s claims (and therefore the claims of its creditors, including holders of debt securities guaranteed by Danaher).

The applicable prospectus supplement and/or free writing prospectus will describe the following terms of any series of debt securities that Danaher International or Danaher International II may offer:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person who will receive interest payments on any debt securities if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	whether the debt securities will be guaranteed by any person other than Danaher and, if so, the identity of the person and the terms and conditions upon which the debt securities will be guaranteed;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the applicable indenture;

•
if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•
the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

•
if the debt securities will be issued in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;

•	any provisions granting special rights if certain events happen;

•
any deletions from, changes in or additions to the events of default or the covenants specified in the applicable indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities not inconsistent with the provisions of the applicable indenture.
Debt securities may bear interest at fixed or floating rates. We may issue debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.
We will have the ability under the indentures to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.
We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
Guarantee
Danaher will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Danaher International or Danaher International II under the applicable indenture.
Redemption Upon Changes in Withholding Taxes
Unless otherwise provided in the applicable prospectus supplement, Danaher International or Danaher International II may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•
If there is an amendment to, or change in, the laws, regulations or rulings of Luxembourg or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Danaher International, Danaher International II or Danaher;

•
As a result of such amendment or change, Danaher International, Danaher International II or Danaher becomes, or there is a material probability that Danaher International, Danaher International II or Danaher will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•	The obligation to pay Additional Amounts cannot be avoided through Danaher International’s, Danaher International II’s or Danaher’s commercially reasonable measures;

•	Danaher International or Danaher International II delivers to the trustee:

•
a certificate of Danaher International, Danaher International II or Danaher, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Danaher International, Danaher International II or Danaher as the case may be, taking commercially reasonable measures available to it; and

•
a written opinion of independent tax counsel to Danaher International, Danaher International II or Danaher, as the case may be, of recognized standing to the effect that Danaher International, Danaher International II or Danaher, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Danaher International, Danaher International II or Danaher, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•
Following the delivery of the certificate and opinion described in the previous bullet point, Danaher International or Danaher International II provides notice of redemption not less than 15 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Danaher International, Danaher International II or Danaher would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, Danaher International or Danaher International II may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.
Notice of Redemption
Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If Danaher International or Danaher International II elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by Danaher International or Danaher International II, in such manner as complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless Danaher International or Danaher International II, as the case may be, defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.
If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Payment of Additional Amounts
Unless otherwise required by law, none of Danaher International, Danaher International II nor Danaher will deduct or withhold from payments made by Danaher International, Danaher International II or Danaher under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Danaher International, Danaher International II or Danaher is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Danaher International, Danaher International II or Danaher, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the securities or for or on account of:

•
any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•
has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•
with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax-exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•
actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Danaher International or Danaher within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

•
is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the Code;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the securities, except as otherwise provided in the applicable indenture;

•
any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Tax Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•
any Taxes imposed solely as a result of the presentation of such securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the securities been presented for payment on any date during such 30-day period;

•
with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•
any Taxes that are payable by any method other than withholding or deduction by Danaher International, Danaher International II or Danaher or any paying agent from payments in respect of such securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;

•
any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003, European Council Directive 2014/48 EU of March 14, 2014, or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive (or the Luxembourg Law of December 23, 2005 (as amended));

•	any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;

•
any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.
Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.
Each of Danaher International, Danaher International II and Danaher, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•
will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•
upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Danaher International, Danaher International II or Danaher or if, notwithstanding Danaher International’s, Danaher International II’s or Danaher’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Danaher International, Danaher International II or Danaher will be obligated to pay Additional Amounts with respect to such payment, Danaher International, Danaher International II or Danaher will deliver to the trustee an offices’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.
In addition, Danaher International or Danaher International II, as applicable, will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.
The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Danaher International, Danaher International II or Danaher or any successor to Danaher International, Danaher International II or Danaher, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein (and the term Taxing Jurisdiction shall include such jurisdictions, political subdivisions, taxing authority or agency).
Whenever in an indenture, any debt securities, any guarantee or in this “Description of Danaher International and Danaher International II Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.
Payment and Paying Agents
Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.
Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us or Danaher to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.
Events of Default
Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under each indenture:

•	failure to pay interest on our debt securities of that series for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•
failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the debt securities in such indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in such indenture, or which is included in such indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in such indenture;

•	specified events relating to an issuer’s or Danaher’s bankruptcy, insolvency or reorganization;

•
the guarantee of the obligations under the debt securities is determined in a final, non-appealable judgment to be unenforceable or invalid or such guarantee is asserted in writing by Danaher International, Danaher International II or Danaher to no longer be in full force and effect and enforceable in accordance with its terms; and

•	any other event of default with respect to debt securities of that series established pursuant to the applicable supplemental indenture.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.
If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to those debt securities or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the indenture.
If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.
A holder may institute a suit against us for enforcement of such holder’s rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

•
holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•
the trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of such indenture; and

•	the trustee does not institute the requested proceeding within 60 days following such notice.
Each indenture will require us to annually deliver to the trustee a statement as to performance of our obligations under such indenture and as to any defaults.
A default in the payment of any of our debt securities or under any related guarantee, or a default with respect to our debt securities or any related guarantee that causes such debt securities to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indentures
Each indenture will generally cease to be of any further effect with respect to a series of debt securities and the related guarantees if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•
all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds (either in United States dollars or U.S. government obligations or such other currency or foreign government obligations or currency units in which the debt securities of any series may be payable) the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;

and if, in either case, an issuer or Danaher also pays or causes to be paid all other sums payable under the applicable indenture by an issuer or Danaher and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.
Legal Defeasance and Covenant Defeasance
Any series of our debt securities will be subject to the defeasance and discharge provisions of the applicable indenture unless otherwise specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•
legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities and all of Danaher’s obligations in respect of its guarantee of the debt securities; or

•	covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement.
If the issuer exercises its legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If an issuer exercises its covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.
Unless otherwise provided in the applicable prospectus supplement, an issuer may invoke legal defeasance or covenant defeasance with respect to any series of its debt securities only if:

•
with respect to debt securities denominated in U.S. dollars, the issuer irrevocably deposits with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•
with respect to debt securities denominated in a currency other than U.S. dollars, the issuer irrevocably deposits with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal, premium and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•
the issuer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•
no event which is, or after notice or lapse of time would become, an event of default under the applicable indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to the issuer’s bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•
the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the applicable indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on the issuer;

•
such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•
we deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect;

•
if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made; and

•
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver
An issuer and the trustee may enter into supplemental indentures for the purpose of modifying or amending its indenture with the consent of holders of at least a majority in aggregate principal amount of each series of its outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of the debt securities that are affected thereby is required for any of the following modifications or amendments:

•
to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the applicable indenture;

•	to reduce the rate of, or change the stated maturity of any installment of, interest on any debt security;

•
to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security;

•	to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;

•	to change any place of payment where any debt security or any premium or interest thereon is payable;

•	to change the right to convert any debt security in accordance with its terms;

•
to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);

•	to release Danaher from its obligations in respect of the guarantee of any series of debt security; or

•
generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, each issuer and the trustee with respect to its indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•
to evidence that another person has become such issuer’s successor and that the successor assumes such issuer’s covenants, agreements, and obligations in the applicable indenture and in the debt securities;

•
to surrender any of such issuer’s rights or powers under the indenture, or to add to such issuer’s covenants further covenants for the protection of the holders of all or any series of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•
to cure any ambiguity, to correct or supplement any provision in the applicable indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the indenture or any supplemental indenture, or to make other provisions in regard to matters or questions arising under the applicable indenture;

•
to conform the applicable indenture or any supplemental indenture to the description of the debt securities set forth in any prospectus or prospectus supplement related to such series of debt securities;

•
to add to or change any of the provisions of the applicable indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities or any guarantees;

•
to add to, change, or eliminate any of the provisions of the applicable indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there are no debt securities of that series outstanding;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as necessary to provide for the administration of the applicable indenture by more than one trustee;

•	to establish the form or terms of debt securities of any series; and

•	to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.

Certain Covenants
In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and/or free writing prospectus and except as may be otherwise set forth in the accompanying prospectus supplement and/or free writing prospectus, the applicable indenture will require the issuer and/or Danaher, as the case may be, subject to certain limitations described therein, to, among other things, do the following:

•
deliver to the trustee all information, documents and reports required to be filed by an issuer or Danaher, as the case may be, with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;

•	deliver to the trustee annual officers’ certificates with respect to compliance with the issuer’s obligations under the applicable indenture;

•	preserve and keep in full force and effect Danaher, Danaher International and Danaher International II’s corporate existences; and

•
pay, and cause Danaher’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) to pay, the issuer’s, Danaher’s and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.

Documents filed by an issuer or Danaher with the SEC via the EDGAR system will be deemed to be filed with the trustee and transmitted to holders of the Series B Mandatory Convertible Preferred Stock as of the time such documents are filed via the EDGAR system.
Covenants in the Indentures
You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”
Limitation on Secured Debt
Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, Danaher will not, and will not permit any of its Subsidiaries to, create, assume, or guarantee any Secured Debt without making effective provision for securing the debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

•
purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by Danaher or any of its Subsidiaries prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

•
mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by Danaher or any of its Subsidiaries;

•	security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

•
security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with Danaher or any of its Subsidiaries or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to Danaher or any of its Subsidiaries, provided that no such security interests shall extend to any other Principal Property of Danaher or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•
security interests on Danaher’s property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit Danaher or any of its Subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to Danaher or to another Subsidiary;

•
any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;

•	any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;

•	any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;

•	landlords’ liens on fixtures located on premises leased by Danaher or any of its Subsidiaries in the ordinary course of business; or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.
Limitation on Sale and Leaseback Transactions
Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, the senior indenture provides that Danaher will not, and will not permit any of its Subsidiaries to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of Danaher or any of its Subsidiaries that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•
Danaher or such Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

•
an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by Danaher or any of its Subsidiaries which is recorded as Funded Debt as shown on Danaher’s most recent consolidated balance sheet and which in the case of such Indebtedness of ours or Danaher, is not subordinate and junior in right of payment to the prior payment of the debt securities or guarantees, as applicable.

Exempted Indebtedness
Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, Danaher and any one or more of its Subsidiaries may, without securing the debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.

Business Activities
Neither Danaher International nor Danaher International II will engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.
Certain Definitions
Set forth below are certain defined terms used in the indentures. Reference is made to the applicable indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.
The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by Danaher) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
The term “Consolidated Assets” means the aggregate of all assets of Danaher and its Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.
The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of Danaher and its Subsidiaries appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Danaher and its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at Danaher’s option or the option of any of its Subsidiaries for a term in excess of twelve months from the date of determination.
The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.
The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of Danaher and its Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be required to be accounted for as finance leases on Danaher’s consolidated balance sheet; provided, however , that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on Danaher’s balance sheet.
The term “Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by Danaher or any of its Subsidiaries, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of Danaher and its Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of Danaher’s board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by Danaher and its Subsidiaries taken as a whole.

The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or Indebtedness of any Subsidiary that owns a Principal Property.
The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries. Each of Danaher International and Danaher International II constitutes a “Subsidiary” under the indentures.
Consolidation, Merger and Sale of Assets
If the conditions below are met, Danaher International, Danaher International II and Danaher, as the case may be, may consolidate with or merge into another business entity, or convey, transfer or lease Danaher International’s, Danaher International II’s or Danaher’s properties and assets, as the case may be, substantially as an entirety to any entity.
Danaher International or Danaher International II may engage in a consolidation, merger or transfer or lease of assets as an entirety only if:

•
the surviving or acquiring entity is (1) Danaher or (2) a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any member country of the European Union, directly or indirectly wholly-owned by Danaher, and, in each case such acquiring entity expressly assumes Danaher International’s or Danaher International II’s obligations with respect to each series of its respective outstanding debt securities by executing a supplemental indenture;

•
immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•
Danaher International or Danaher International II, as the case may be, has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable indenture and all conditions precedent relating to such transaction have been complied with.

In addition, Danaher may engage in a consolidation, merger or transfer or lease of assets as an entirety only if:

•
the surviving or acquiring entity is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States that expressly assumes Danaher’s guarantee obligations with respect to each series of Danaher International’s outstanding debt securities by executing a supplemental indenture;

•
immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•
Danaher has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Conversion Rights
We will describe the terms upon which debt securities may be convertible into Danaher’s common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of Danaher common stock or other securities issuable upon conversion.
Denomination
If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency other than U.S. dollars. Except as may be provided otherwise in the applicable prospectus supplement and/or free writing prospectus, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000.
Our Trustee
Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to an issuer and/or Danaher may from time to time have other business arrangements with the issuers and/or Danaher. If and when the trustee becomes a creditor of an issuer or Danaher, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against an issuer or guarantor.
Governing Law
The indentures, the debt securities and any related guarantees will be governed by the laws of the State of New York. For the avoidance of doubt, the applicability of Articles 86 to 94-8 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, shall be excluded.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”) and our Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended and restated through the date of this prospectus. This description is a summary description and is qualified in its entirety by reference to the terms of the Restated Certificate of Incorporation and Amended and Restated By-Laws. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.
As of July 1, 2019, our authorized capital stock consisted of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, without par value. As of April 12, 2019, we had 715,933,649 shares of our common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote, including the election of directors. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Computershare Trust Company, N.A. serves as the registrar and transfer agent for Danaher’s common stock. The common stock of Danaher is listed on The New York Stock Exchange under the trading symbol “DHR”.
Preferred Stock
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and may differ from the terms described below.
A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•
the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.
The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.
Rank . Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends . Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference . Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption . If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•
if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•
if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

•	We will not acquire any preferred stock of a series unless:

•
if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•
if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.
If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights . Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights . The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar . The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Limitation on Directors’ Liability
Our Restated Certificate of Incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except for liability:

•	for any breach of the director’s legal duty to act in the best interests of us and our stockholders;

•	for acts or omissions by the director with dishonest intentions or which involve intentional misconduct or an intentional violation of the law;

•	for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

•	for transactions where the director derived an improper personal benefit.
Our Restated Certificate of Incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law.
Section 203 of the Delaware General Corporation Law
Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.
The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•
prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•
the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Advance Notice Bylaw Provisions
Our Amended and Restated By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than proposals and nominations made by or at the direction of the Company’s Board of Directors, Chairman of the Board and/or President. These provisions, together with Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. As used in this “Description of Warrants,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.
If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•
the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. As used in this “Description of Depositary Shares,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.
Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The description of terms of the depositary shares contained in this prospectus is a summary. You should refer to the applicable prospectus summary, form of the deposit agreement, our Restated Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. As used in this “Description of Purchase Contracts and Units,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.
The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts and units, including, if applicable, collateral or depositary arrangements.
FORMS OF SECURITIES
Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the debt securities, depositary shares, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds, if any, we will receive from the sale of the securities;

•	any discounts and commissions to be allowed, re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed, re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Sales by Selling Securityholders
Selling securityholders may use this prospectus in connection with resales of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for Danaher Corporation by James F. O’Reilly, our Vice President, Associate General Counsel and Secretary, for Danaher International and Danaher International II by DLA Piper Luxembourg as to matters of Luxembourg law, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. O’Reilly is paid a salary by Danaher, is a participant in various employee benefit plans and incentive plans offered by us and owns or has rights to acquire an aggregate of less than 0.01% of Danaher’s common stock.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedule audited by Ernst & Young LLP have been incorporated by reference in reliance on their report given on their authority as experts in accounting and auditing.

1,550,000 Shares

DANAHER CORPORATION

5.00% Mandatory Convertible Preferred Stock, Series B

PROSPECTUS SUPPLEMENT

 May 7, 2020

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Citigroup	Evercore ISI
Credit Suisse
Co-Managers

COMMERZBANK	Mizuho Securities	MUFG	Raymond James	RBC Capital Markets
Scotiabank	SMBC	TD Securities	US Bancorp	Wells Fargo Securities